EXHIBIT 10.4

                         LOAN AGREEMENT



                             Between



            NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY



                               and



                BURLINGTON COAT FACTORY WAREHOUSE
                       OF NEW JERSEY, INC.






                   Dated as of August 1, 1995

                        TABLE OF CONTENTS
                                                             PAGE


                            ARTICLE I
            BACKGROUND, REPRESENTATIONS AND FINDINGS

     Section 1.1.   Background . . . . . . . . . . . . . . . .  1
     Section 1.2.   Definitions. . . . . . . . . . . . . . . .  3
     Section 1.3.   Borrower Representations . . . . . . . . . 16
     Section 1.4.   Authority Representations and Findings . . 27

                           ARTICLE II
                ACQUISITION OF PROJECT FACILITIES

     Section 2.1.   Acquisition of Project Facilities. . . . . 30
     Section 2.2.   Notices and Permits. . . . . . . . . . . . 30
     Section 2.3.   Additions and Changes to Project Facilities30

                           ARTICLE III
                      FINANCING OF PROJECT

     Section 3.1.   Issuance of Bonds. . . . . . . . . . . . . 31
     Section 3.2.   Acquisition Fund . . . . . . . . . . . . . 31
     Section 3.3.   Disbursements from the Acquisition Fund. . 31
     Section 3.4.   Establishment of Completion Date.. . . . . 32
     Section 3.5.   Application of Excess Amounts in
                    Acquisition Fund . . . . . . . . . . . . . 33
     Section 3.6.   Bonds Not to Become Arbitrage Bonds. . . . 33
     Section 3.7.   Restriction on Use of Acquisition Fund . . 33
     Section 3.8.   Three-Year Expenditure Requirement . . . . 33
     Section 3.9.   Investment Permitted . . . . . . . . . . . 33

                           ARTICLE IV
                            THE LOAN

     Section 4.1.   The Loan . . . . . . . . . . . . . . . . . 35
     Section 4.2.   Payment of Loan; Term of Agreement . . . . 35
     Section 4.3.   Security; Letter of Credit . . . . . . . . 35
     Section 4.4.   Acceleration of Payment to Redeem Bonds. . 36
     Section 4.5.   No Defense or Set-Off. . . . . . . . . . . 36
     Section 4.6.   Assignment of Authority's Rights . . . . . 37
     Section 4.7.   Opinion of Counsel for Borrower. . . . . . 37
     Section 4.8.   Opinion of Bond Counsel. . . . . . . . . . 37
     Section 4.9.   Opinion of Counsel for the Trustee . . . . 38
     Section 4.10.  Opinion of Counsel for the Bank. . . . . . 38
     Section 4.11.  Opinion of Counsel for the Escrow Agent. . 38
     Section 4.12.  Loan and Other Documents . . . . . . . . . 38
     Section 4.13.  Conditions Subsequent;
                    Defeasance of Prior Bonds. . . . . . . . . 42

                            ARTICLE V
                      COVENANTS OF BORROWER

     Section 5.1.   Financial Statements . . . . . . . . . . . 44
     Section 5.2.   Preservation of Corporate Existence and
                    Qualification. . . . . . . . . . . . . . . 45
     Section 5.3.   Keeping of Records and Books of Account. . 45
     Section 5.4.   Maintenance of Properties. . . . . . . . . 45
     Section 5.5.   Maintenance of Licenses. . . . . . . . . . 46
     Section 5.6.   Further Assurances . . . . . . . . . . . . 46
     Section 5.7.   Maintenance of Insurance . . . . . . . . . 46
     Section 5.8.   Payment of Taxes, etc. . . . . . . . . . . 48
     Section 5.9.   Concerning the Project Facility. . . . . . 48
     Section 5.10.  Compliance with Code and Treasury
                    Regulations. . . . . . . . . . . . . . . . 48
     Section 5.11.  Compliance with Applicable Laws. . . . . . 51
     Section 5.12.  Environmental Covenant . . . . . . . . . . 51
     Section 5.13.  Mergers, etc.. . . . . . . . . . . . . . . 51
     Section 5.14.  Lease or Transfer of Project Facilities. . 53
     Section 5.15.  Inspection of the Project Facility . . . . 54
     Section 5.16.  Relocation of the Project Facilities . . . 54
     Section 5.17.  Annual Certificate . . . . . . . . . . . . 54
     Section 5.18.  Aggregate Limit. . . . . . . . . . . . . . 55
     Section 5.19.  Brokerage Fee. . . . . . . . . . . . . . . 55
     Section 5.20.  Intentionally Omitted. . . . . . . . . . . 55
     Section 5.21.  Payment of Compensation and Expenses
                    of Trustee and Placement Agent . . . . . . 55
     Section 5.22.  Payment of Authority's Fees and Expenses . 55
     Section 5.23.  Indemnity Against Claims . . . . . . . . . 56
     Section 5.24.  Damage to or Condemnation of
                    Project Facilities . . . . . . . . . . . . 57
     Section 5.25.  Prohibition of Liens . . . . . . . . . . . 58
     Section 5.26.  Financing Statements . . . . . . . . . . . 59
     Section 5.27.  Change in Nature of Corporate Activities . 59
     Section 5.28.  Notice and Certification With Respect
                    to Bankruptcy Proceedings. . . . . . . . . 59
     Section 5.29.  Rebate Covenant. . . . . . . . . . . . . . 60
     Section 5.30.  Continuing Disclosure. . . . . . . . . . . 60

                           ARTICLE VI
                 EVENTS OF DEFAULT AND REMEDIES

     Section 6.1.   Events of Default; Acceleration. . . . . . 61
     Section 6.2.   Remedies on Default; Suit Therefor . . . . 63
     Section 6.3.   No Remedy Exclusive. . . . . . . . . . . . 64
     Section 6.4.   Agreement to Pay Attorneys' Fees
                    and Expenses . . . . . . . . . . . . . . . 64
     Section 6.5.   No Additional Waiver Implied by One Waiver 65
     Section 6.6.   Other Remedies . . . . . . . . . . . . . . 65
     Section 6.7.   Waiver . . . . . . . . . . . . . . . . . . 65
     Section 6.8.   Rights of the Bank . . . . . . . . . . . . 65

                           ARTICLE VII
                          MISCELLANEOUS

     Section 7.1.   Limitation of Liability of Authority . . . 66
     Section 7.2.   Severability . . . . . . . . . . . . . . . 66
     Section 7.3.   Successors and Assigns . . . . . . . . . . 66
     Section 7.4.   Enforcement of Certain Provisions by
                    the Bank . . . . . . . . . . . . . . . . . 66
     Section 7.5.   Amendments, Etc. . . . . . . . . . . . . . 67
     Section 7.6.   Execution in Counterparts. . . . . . . . . 67
     Section 7.7.   Governing Law. . . . . . . . . . . . . . . 67
     Section 7.8.   No Warranty of Condition or Suitability
                    by Authority . . . . . . . . . . . . . . . 67
     Section 7.9.   Adjustments and Additional Costs . . . . . 67
     Section 7.10.  Reasonable Consent . . . . . . . . . . . . 68
     Section 7.11.  Amounts Remaining in Bond Fund or
                    Acquisition Fund . . . . . . . . . . . . . 68
     Section 7.12.  Receipt of Indenture . . . . . . . . . . . 68
     Section 7.13.  Headings . . . . . . . . . . . . . . . . . 68
     Section 7.14.  Waiver of Jury Trial . . . . . . . . . . . 68
     Section 7.15.  Integration; Entire Agreement. . . . . . . 69
     Section 7.16.  Survival of Agreements . . . . . . . . . . 69
     Section 7.17.  Addresses for Notices, Etc.. . . . . . . . 69

EXHIBIT A - Premises Description . . . . . . . . . . . . . . .A-1
EXHIBIT B - Description of Project Facilities. . . . . . . . .B-1
EXHIBIT C - New Jersey Economic Development Authority. . . . .C-1
EXHIBIT D - Description of Machinery and Equipment . . . . . .D-1
EXHIBIT E - Form of Completion Certificate . . . . . . . . . .E-1

                            ARTICLE I

            BACKGROUND, REPRESENTATIONS AND FINDINGS

          Section 1.1. Background. THIS LOAN AGREEMENT dated as of the first day of August, 1995, by and between the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the "Authority"), a public body corporate and politic constituting an instrumentality of the State of New Jersey and BURLINGTON COAT FACTORY WAREHOUSE OF NEW JERSEY, INC. (the "Borrower"), a corporation organized and existing under the laws of the State of New Jersey.

          WHEREAS, the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey, approved on August 7, 1974, as amended and supplemented (the "Act"), declares it to be in the public interest and to be the policy of the State of New Jersey (the "State") to foster and promote the economy of the State, increase opportunities for gainful employment and improve living conditions, assist in the economic development or redevelopment of political subdivisions within the State, and otherwise contribute to the prosperity, health and general welfare of the State and its inhabitants by inducing manufacturing, industrial, commercial, recreational, retail, service and other employment promoting enterprises to locate, remain or expand within the State by making available financial assistance; and

          WHEREAS, the Authority was created to aid in remedying the aforesaid conditions and to implement the purposes of the Act, and the Legislature has determined that the authority and powers conferred upon the Authority under the Act and the expenditure of moneys pursuant thereto constitute a serving of a valid public purpose and that the enactment of the provisions set forth in the Act is in the public interest and for the public benefit and good and has been so declared to be as a matter of express legislative determination; and

          WHEREAS, the Authority, to accomplish the purposes of the Act, is empowered to extend credit to such employment promoting enterprises in the name of the Authority on such terms and conditions and in such manner as it may deem proper for such consideration and upon such terms and conditions as the Authority may determine to be reasonable; and

          WHEREAS, the Borrower submitted an application (the "Original Application") to the Authority for financial assistance in the principal amount of $10,000,000 for financing a portion of the costs of a project (the "1985 Project") consisting of the acquisition of 46.779 acres of land in the Township of Burlington, Burlington County, New Jersey, the construction of an approximately 500,000 square foot building situate thereon for use as a national distribution center for the Borrower's products containing about 25,000 square feet of office space, the equipping of such building with conveyor systems, rolling racks and automated machinery and the construction of a parking lot adjacent to such building, and the Authority, by resolution duly adopted July 3, 1985 in accordance with the Act, accepted the application of the Borrower for assistance in financing the 1985 Project; and

          WHEREAS, the Authority, by resolution duly adopted September 4, 1985 in accordance with the Act, authorized the issuance of not to exceed $10,000,000 aggregate principal amount of its Economic Development Bonds (Burlington Coat Factory Warehouse of New Jersey, Inc. - 1985 Project) for the purpose of making a loan to the Borrower to finance the 1985 Project (the "Original Loan"); and

          WHEREAS, on September 20, 1985 the Authority issued $10,000,000 of its Economic Development Bonds dated September 1, 1985 to finance the 1985 Project (the "Prior Bonds") pursuant to the provisions of an Indenture of Trust by and between the Authority and National Westminster Bank USA, as Trustee, dated as of September 1, 1985 (the "Prior Indenture"); and

          WHEREAS, aforesaid Prior Bonds maturing on or after September 1, 1996 are subject to redemption prior to maturity, at the option of the Borrower, on any interest payment date on or after September 1, 1995; and

          WHEREAS, the Borrower is desirous of redeeming
$10,000,000 aggregate principal amount of the Prior Bonds maturing on or after September 1, 1996 (the "Refunded Bonds") on September
1, 1995; and

          WHEREAS, the Borrower, by letter dated May 10, 1995, has notified the Authority of its intent to redeem the Refunded Bonds on September 1, 1995 and has requested the Authority's assistance in the issuance of not to exceed $10,000,000 aggregate principal amount of bonds to refinance the 1985 Project and to redeem the Refunded Bonds; and

          WHEREAS, on July 11, 1995, the Authority, by resolution duly adopted (the "Resolution"), authorized the issuance of its Economic Development Refunding Bonds (Burlington Coat Factory Warehouse of New Jersey, Inc. - 1995 Project) (the "Refunding Bonds" or the "Bonds") for the purpose of providing funds for the Borrower to refinance the 1985 Project and to redeem the Refunded Bonds (the "Project"); and

          WHEREAS, the Authority has determined to issue the Bonds concurrently herewith pursuant to the Act, the Resolution and the Indenture (as hereinafter defined); and

          WHEREAS, subject to the redemption of the Refunded Bonds, the defeasance of the Prior Bonds and the release of all liens created under the Prior Indenture associated therewith, the Loan shall be secured by a first mortgage lien on the Premises (as hereinafter defined), an Assignment of Leases on the Project Facility (as hereinafter defined), a first priority security interest in the Machinery and Equipment (as hereinafter defined), a Guaranty (as hereinafter defined), and such other security granted by the Borrower in connection with this transaction; and

          WHEREAS, the Authority, contemporaneously with the execution and delivery of this Loan Agreement, shall enter into an Indenture of Trust dated as of August 1, 1995 (the "Indenture") wherein the Authority has assigned certain of its rights under this Loan Agreement to the Trustee for the benefit of the Holders from time to time of the Bonds; and

          WHEREAS, the execution and delivery of this Loan
Agreement have been duly authorized by the parties and all conditions, acts and things necessary and required by the Constitution or statutes of the State of New Jersey or otherwise, to exist, to have happened, or to have been performed precedent to or in the execution and delivery of this Loan Agreement do exist, have happened and have been performed.

          NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Authority and the Borrower, each party binding itself and its successors and assigns, do mutually promise, covenant and agree as follows (provided that in the performance of the agreements of the Authority herein contained any obligation it may incur for the payment of money shall not be a debt of the State or any political subdivision thereof, and neither the State nor any political subdivision thereof shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the revenues or other receipts, funds or moneys to be derived by the Authority under this Loan Agreement, the Note and the Loan Documents (as each such term is hereinafter defined):

          Section 1.2.  Definitions.

          (a) The following terms shall have the meanings ascribed to them in Section 1.1 hereof:

               Original Application
               Prior Bonds
               Prior Indenture
               Refunded Bonds

          (b) The following words and terms as used herein shall have the following meanings unless the context or use indicates another or different meaning or intent. Capitalized terms found herein, but not defined herein shall have the same meanings given them in the Indenture.

          "Account" shall mean any account created under the Indenture;

          "Acquisition Fund" shall mean the fund so designated which is established pursuant to Section 407 of the Indenture;

          "Act" shall mean the New Jersey Economic Development
Authority Act, constituting N.J.S.A. Sec.34:1B-1 et seq., as amended, or any successor legislation, and the regulations promulgated thereunder;

          "Act of Bankruptcy" shall mean the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Borrower, the Corporate Guarantor or the Authority under any applicable bankruptcy, insolvency, reorganization or similar law, now or hereafter in effect;

          "Act of Bankruptcy of the Bank" shall occur when the Bank, as issuer of the Letter of Credit, or any Letter of Credit Issuer, becomes insolvent or fails to pay its debts generally as such debts become due or admits in writing its inability to pay any of its indebtedness or consents to or petitions for or applies to any authority for the appointment of a receiver, liquidator, trustee or similar official for itself or for all or any substantial part of its properties or assets or any such trustee, receiver, liquidator or similar official is otherwise appointed or when insolvency, reorganization, arrangement or liquidation proceedings (or similar proceedings) are instituted by or against the Bank, or any Letter of Credit Issuer, provided that any such proceedings brought against the Bank or any Letter of Credit Issuer, will constitute such an Act of Bankruptcy only if not dismissed within one hundred twenty (120) days;

          "Agreement" or "Loan Agreement" shall mean this Loan Agreement dated as of August 1, 1995 by and between the Authority and the Borrower and any amendments hereof and supplements hereto relating to the Project to be financed from proceeds of the Bonds;

          "Alternate Letter of Credit" shall mean any letter of credit substituted for the Initial Letter of Credit, including any renewals or extensions of the Initial Letter of Credit by the Letter of Credit Issuer, pursuant to and meeting the requirements of Section 404 of the Indenture;

          "Alternate Letter of Credit Issuer" shall mean the issuer of an Alternate Letter of Credit which meets the standards set forth in Section 404(d) of the Indenture;

          "Application" shall mean the Borrower's letter to the Authority, dated May 10, 1995, with respect to the Project, and all attachments, exhibits, correspondence and modifications submitted in writing to the Authority in connection with said application;

          "Article" shall mean a specified article hereof, unless otherwise indicated;

          "Assignment of Leases and Rents" shall mean the assignment dated as of August 1, 1995, which is made a part of the Record of Proceedings, executed by the Borrower and assigning to the Bank the benefits of existing and future leases on the Project Facility, as the same may be amended from time to time;

          "Authority" shall mean the New Jersey Economic
Development Authority, a public body corporate and politic constituting an instrumentality of the State of New Jersey exercising governmental functions and any body, board, authority, agency or political subdivision or other instrumentality of the State which shall hereafter succeed to the powers, duties and functions thereof;

          "Authorized Authority Representative" shall mean any individual or individuals duly authorized by the Authority to act on its behalf pursuant to the Resolution;

          "Authorized Borrower Representative" shall mean any individual or individuals duly authorized by the Borrower to act on its behalf;

          "Bank" shall mean, with respect to the Initial Letter of Credit, First Fidelity Bank, National Association, issuer of the irrevocable direct pay Initial Letter of Credit, dated the Issue Date, with its office located at 123 South Broad Street, Philadelphia, Pennsylvania 19109 and its successors and assigns, and with respect to an Alternate Letter of Credit, the Alternate Letter of Credit Issuer;

          "Bond" or "Bonds" or "Refunding Bond" or "Refunding

Bonds" shall mean the Authority's not to exceed $10,000,000 aggregate principal amount of Economic Development Refunding Bonds (Burlington Coat Factory Warehouse of New Jersey, Inc. - 1995
Project) issued to provide funds to finance the Project, substantially in the form attached as Exhibit A to the Indenture;

          "Bond Counsel" shall mean the law firm of Wilentz, Goldman & Spitzer, P.A., 90 Woodbridge Center Drive, Woodbridge,
New Jersey or any other nationally recognized bond counsel acceptable to the Authority, the Trustee and the Letter of Credit
Issuer;

          "Bond Fund" shall mean the fund so designated which is established and created by Section 402 of the Indenture;

          "Bond Proceeds" shall mean the amount, including any accrued interest, paid to the Authority by the Placement Agent pursuant to the Placement Agreement as the purchase price of the Bonds, and any interest income earned thereon;

          "Bond Year" shall mean the one-year period commencing
September 1 and ending on the following August 31; except that the first Bond Year shall commence on the Issue Date and end on August 31, 1996;

          "Borrower" shall mean Burlington Coat Factory Warehouse of New Jersey, Inc., a corporation organized and existing under the laws of the State of New Jersey and its successors and assigns;

          "Borrower's Completion Certificate" shall mean the certificate described in Section 3.4 hereof, executed by the Borrower in form and substance acceptable to the Authority, wherein the Borrower certifies as to such matters as the Authority shall require;

          "Business Day" shall mean a day of the year, other than a Saturday, Sunday or other day on which banks located in the municipality in which the Principal Offices of the Trustee, the Paying Agent, the Bond Registrar (as defined in Section 209 of the Indenture) or the Bank are located are authorized or required by law to close;

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and rules promulgated thereunder;

          "Collateral" shall mean all the real property subject to the lien of the Mortgage and the Assignment of Leases, the Machinery and Equipment, as well as all those assets of the

Borrower in which the Authority or the Bank are granted a security interest and all other real and personal property owned by the Borrower and pledged, conveyed or in which the Authority or the Bank are otherwise granted a lien and/or security interest in connection with the Reimbursement Agreement (as hereinafter defined) or any other Loan Document;

          "Commitment Letter" shall mean the letter dated June 28, 1995 from the Bank to the Borrower confirming the Bank's commitment to provide the Borrower with an irrevocable direct pay letter of credit and executed by the Borrower on June 30, 1995;

          "Completion Date" shall mean the date of completion of the 1985 Project as stated in the Borrower's Completion Certificate described in Section 3.4 hereof;

          "Corporate Guarantor" shall mean Burlington Coat Factory Warehouse Corporation, a corporation of the State of Delaware, the Borrower's parent corporation;

          "Cost" shall mean those items set forth in Section 3(c) of the Act and all expenses as may be necessary or incident to acquiring, constructing, installing or restoring the Project;

          "Counsel for the Bank" shall mean the law firm of Pepper, Hamilton & Scheetz, Philadelphia, Pennsylvania;

          "Counsel for the Borrower" shall mean the general counsel to the Borrower, Paul C. Tang, Esq.;

          "Counsel for the Escrow Agent" shall mean the law firm of Reid and Riege, P.C., Hartford, Connecticut;

          "Counsel for the Placement Agent" shall mean the law firm of Robinson, St. John & Wayne, Newark, New Jersey;

          "Counsel for the Trustee" shall mean the law firm of Reid and Riege, P.C., Hartford, Connecticut;

          "Debt Service" shall mean the scheduled amount of interest and amortization of principal payable for any Bond Year with respect to the Bonds as defined in Section 148(d)(3)(D) of the Code;

          "Determination of Taxability" shall be deemed to have occurred upon the happening of any of the following:

               (i) the issuance of a published or private written ruling of the Internal Revenue Service in which the

          Borrower or any "related person" has participated or with respect to which the Borrower or "related person" has been given written notice and the opportunity to participate, to the effect that the interest payable on the Bonds is wholly includable in the gross income for Federal income tax purposes of one or more Ownersthereof; or

               (ii) a final, nonappealable determination by a court of competent jurisdiction in the United States in a proceeding with respect to which the Borrower or "related person" has been given written notice and the opportunity to participate and defend, to the effect that the interest payable on the Bonds is wholly includable in the gross income for Federal income tax purposes of one or more Owners thereof; or

               (iii) the enactment of legislation of the Congress of the United States with the effect that interest payable on the Bonds is, or would be, in the opinion of Bond Counsel, includable in the gross income of the Owners (except Owners who are "substantial users" or "related persons" within the meaning of Section 147(a) of the Code);

          "Escrow Agent" shall mean Shawmut Bank Connecticut,
National Association, Hartford, Connecticut or its successor in interest;

          "Escrow Deposit Agreement" shall mean the Escrow Deposit Agreement dated as of August 1, 1995 pursuant to which proceeds of the Bonds will be deposited with the Escrow Agent, which proceeds will be used to redeem the Refunded Bonds;

          "Event of Default" shall mean any event of default as defined in Article VI hereof;

          "Financing Statements" shall mean the Uniform Commercial Code financing statements which are made part of the Record of Proceedings, executed by the Borrower, as Debtor;

          "Funds" shall mean the Acquisition Fund and the Bond Fund and shall not include the Rebate Fund;

          "General Certificate of the Authority" shall mean the certificate of the Authority which is made a part of the Record of Proceedings;

          "Gross Proceeds" shall have the meaning set forth in

Section 1.148-1(b) of the Treasury Regulations, presently including, without limitation:

               (a) Sale proceeds, which are amounts actually or constructively received on the sale (or other disposition) of the Bonds, excluding amounts included in the issue price used to pay accrued interest within one (1) year of the date of issuance;

               (b) Investment proceeds, which are amounts actually or constructively received from the investment of sale proceeds or investment proceeds;

               (c) Transferred proceeds, which are proceeds of a refunded issue that are allocable to a refunding issue at the time the refunded issue is discharged;

               (d)  Replacement proceeds, which are amounts
replaced by proceeds of an issue, including amounts held in a sinking fund, pledged fund, or reserve or replacement fund for an issue; and

               (e) Amounts not otherwise taken into account which are received as a result of investing the amounts described above;

          "Guaranty" or "Guaranty Agreement" shall mean the guaranty and suretyship agreement dated as of August 1, 1995, executed and delivered by the Corporate Guarantor to the Bank;

          The terms "herein", "hereunder", "hereby", "hereto",
"hereof", and any similar terms, refer to this Loan Agreement; the term "heretofore" means before the date of execution of this Loan
Agreement; and the term "hereafter" means after the date of execution of this Loan Agreement;

          "Holder", "holder" or "Bondholder" shall mean any person who shall be the registered owner of any Bond or Bonds;

          "Indemnified Parties" shall mean the State, the Authority, the Bank, the Placement Agent, the Holders, the Trustee, any person who "controls" the State, the Authority, the Bank, the Placement Agent, the Holders or the Trustee within the meaning of
Section 15 of the Securities Act of 1933, as amended, and any member, officer, official, employee or attorney of the Authority, the State, the Trustee, the Bank, the Placement Agent or the Holders;

          "Indenture" shall mean the Indenture of Trust dated as of August 1, 1995 by and between the Authority and the Trustee, as the same may have been from time to time amended, modified or supplemented by Supplemental Indentures as permitted thereby;

          "Initial Letter of Credit" shall mean the irrevocable direct pay Letter of Credit dated the Issue Date, in the form of Annex A attached to the Reimbursement Agreement (as herein defined), issued by the Bank;

          "Issue Date" shall mean August 24, 1995;

          "Letter of Credit" shall mean the Initial Letter of Credit or any Alternate Letter of Credit;

          "Letter of Credit Account" shall mean the account so designated which is established and created as a separate account within the Bond Fund pursuant to Section 402 of the Indenture;

          "Letter of Credit Issuer" shall mean the Bank as issuer of the Initial Letter of Credit and any issuer of an Alternate
Letter of Credit;

          "Letter of Credit Maturity Date" shall mean the date of expiration of the Initial Letter of Credit which is September 15, 2000, unless extended or renewed, or if the Initial Letter of Credit has been replaced with an Alternate Letter of Credit, then the expiration date of the Alternate Letter of Credit;

          "Loan" shall mean the issuance of an amount not to exceed $10,000,000 by the Authority for the purposes of redeeming the Refunded Bonds;

          "Loan Documents" shall mean any or all of this Loan Agreement, the Indenture, the Mortgage, the Financing Statements, the Guaranty Agreement, the Placement Agreement, the Assignment of Leases, the Reimbursement Agreement, the Letter of Credit, the Escrow Deposit Agreement, any documents securing the Borrower's obligations under the Loan Agreement, the Indenture and the Reimbursement Agreement and all documents and instruments executed in connection therewith and all amendments and modifications thereto;

          "Machinery and Equipment" shall mean the machinery and equipment listed on Exhibit D attached hereto and incorporated by this reference herein;

          "Mortgage" shall mean the first mortgage lien on and security interest in the Premises securing the obligations of the Borrower to the Bank, which Mortgage is made a part of the Record of Proceedings, executed by the Borrower, as Mortgagor, and given to the Bank, as Mortgagee;

          "Net Proceeds" shall mean the Bond Proceeds less any amounts placed in a reasonably required reserve or replacement fund within the meaning of Section 150(a)(3) of the Code;

          "1985 Project" shall mean the acquisition of 46.779 acres of land in the Township of Burlington, Burlington County, New Jersey and the construction of an approximately 500,000 square foot building situate thereon for use as a national distribution center for the Borrower's products containing about 25,000 square feet of office space, the equipping of such building with conveyor systems, rolling racks and automated machinery and the construction of a parking area adjacent to such building, a portion of such costs being financed with the proceeds of the Prior Bonds;

          "Nonpurpose Investment" shall mean any "investment property" (within the meaning of Section 148(b)(2) of the Code) which is (i) acquired with the Gross Proceeds of the Bonds and
(ii) not acquired in order to carry out the governmental purpose of the Bonds;

          "Obligations" shall mean the obligations of the Borrower created pursuant to the Loan Documents and secured by the Collateral;

          "Original Loan" shall mean the loan from the Authority to the Borrower in the aggregate principal amount not to exceed
$10,000,000 to pay for a portion of the Costs of the 1985 Project;

          "Outstanding", when used with reference to Bonds and as of any particular date, shall describe all Bonds theretofore and thereupon being authenticated and delivered except (a) any Bond canceled by the Trustee or proven to the satisfaction of the Trustee to have been canceled by the Authority or by any other Fiduciary, at or before said date, (b) any Bond for payment or Redemption of which moneys equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption date, shall have theretofore been deposited with one or more of the Fiduciaries in trust (whether upon or prior to maturity or the redemption date of such Bond) and, except in the case of a Bond to be paid at maturity, of which notice of redemption shall have been given or provided for in accordance with Article III of the Indenture, (c) any Bond in lieu of or in substitution for which another Bond shall have been authenticated and delivered pursuant to Article II of the Indenture, and (d) any Bond held by the Borrower;

          "Paragraph" shall mean a specified paragraph of a Section, unless otherwise indicated;

          "Permitted Encumbrances" shall mean, as of any particular time: (i) liens for taxes and assessments not then delinquent or, provided there is no risk of forfeiture or sale of any of the Collateral, which are being contested in good faith and for which reserves have been established by the Borrower which are satisfactory to the Bank, all in accordance with the provisions of
Section 5.8 of the Reimbursement Agreement; (ii) liens granted pursuant to the Reimbursement Agreement, the Indenture, the Loan Agreement, the Mortgage, the Assignment of Leases, the Financing Statements and the other Loan Documents; (iii) utility access and other easements and rights of way, restrictions and exceptions that the Title Insurance Policy insures will not interfere with or impair the Premises or the Project Facility and previously approved by and acceptable to the Bank; (iv) liens securing claims or demands of mechanics and materialmen or other like liens; (v) purchase money security interests encumbering (A) property other than the Collateral or (B) property acquired after the date hereof and otherwise comprising Collateral, provided, however, that the Bank's lien shall remain in effect with respect to such Collateral subject only to such purchase money security interest(s); (vi) those exceptions shown on Schedule B of the Title Insurance Policy acceptable to the Bank and the Authority; (vii) liens of or resulting from any litigation or legal proceeding which are being contested in good faith by appropriate actions or proceedings or any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured or for which a supersedeas bond has been timely posted; (viii) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Borrower or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in the aggregate materially impair the operation of the business of the Borrower; and (ix) liens in favor of the City of Burlington in connection with an Urban Development Act Grant (UDAG Grant Number B-85-AB-34-0262), which liens are subordinate to the lien of and Mortgage in favor of the Bank;

          "Permitted Investments" shall mean those investments described in Article VI of the Indenture;

          "Person" or "Persons" shall mean any individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a governmental agency or any political subdivision thereof;

          "Placement Agent" shall mean First Fidelity Bank, N.A., in its capacity as agent in connection with the placement of the Bonds;

          "Placement Agreement" shall mean the Placement Agreement dated as of August 1, 1995 by and among the Placement Agent, the Bank, the Authority and the Borrower;

          "Premises" shall mean the premises and all improvements thereon located in the Project Municipality, all as described in Schedule A to this Loan Agreement and the Mortgage;

          "Principal User" shall mean any principal user within the meaning of Section 1.103-10 of the Treasury Regulations and the proposed amendments thereto published by the Internal Revenue Service in the Federal Register on February 21, 1986 or any Related Person to a Principal User within the meaning of Section 144(a)(3) of the Code;

          "Project" shall mean the refinancing of the 1985 Project and the redemption of the Refunded Bonds with the proceeds of the Bonds;

          "Project Facility" or "Project Facilities" shall mean the land, the improvements and the building situate thereon located in the Project Municipality acquired and constructed by the Borrower, including any additions, substitutions or replacements which have been constructed or acquired thereon with the proceeds of the Refunded Bonds;

          "Project Municipality" shall mean the Township of Burlington, County of Burlington, State of New Jersey;

          "Proper Charge" shall mean (i) issuance costs for the Bonds, including, without limitation, certain attorneys' fees, printing costs, initial trustee's fees and similar expenses; or
(ii) an expenditure for the Project incurred for the purposes of redeeming the Refunded Bonds which were issued for the purposes of acquiring and constructing the 1985 Project;

          "Rebate Fund" shall mean the fund so designated which is established and created pursuant to Section 413 of the Indenture;

          "Record of Proceedings" shall mean the Loan Documents, certificates, affidavits, opinions and other documentation executed in connection with the sale of the Bonds and the making of the Loan;

          "Reimbursement Agreement" shall mean the Letter of Credit Reimbursement Agreement dated as of August 1, 1995, between the Borrower and the Bank, as the same may be amended from time to time and filed with the Trustee, under which terms the Bank agrees to issue the Initial Letter of Credit, and any successor agreement of the Borrower with a Letter of Credit Issuer under which terms the Borrower and such Letter of Credit Issuer agree to issue the Letter of Credit;

          "Related Person" shall mean a related person within the meaning of Section 144(a)(3) or Section 147(a)(2) of the Code, as is applicable;

          "Requisition Form" shall mean the form of requisition required by Section 3.3 hereof as a condition precedent to the disbursement of moneys from the Acquisition Fund, in the form which shall be part of the Record of Proceedings;

          "Reserved Rights" shall mean those certain rights of the Authority under this Loan Agreement to indemnification and to payments of certain Authority fees and expenses, indemnity payments, its right to enforce notice and reporting requirements, restrictions on transfer of ownership, its right to inspect and audit the books, records and the Project Facilities, of the Borrower, collection of attorneys' fees, its right to enforce the Borrower's covenant to comply with applicable Federal tax law, its rights set forth in the provisions to the granting clause in the preamble to the Indenture (to the extent not recited herein) and its right to receive certain notices;

          "Resolution" shall mean the resolution duly adopted by the Authority on July 11, 1995, accepting the Application, making certain findings and determinations and authorizing the issuance and sale of the Bonds and determining other matters in connection with the Project, as the same may be amended or supplemented from time to time;

          "Section" shall mean a specified section hereof, unless otherwise indicated;

          "State" shall mean the State of New Jersey;

          "Substantial User" shall mean a substantial user of the Project Facility or any Related Person to a Substantial User within the meaning of Section 147(a) of the Code;

          "Tax Certificate" shall mean the certificate executed by the Borrower in form and substance acceptable to the Authority, wherein the Borrower certifies as to such matters as the Authority shall require;

          "Term Sheet" shall mean the term sheet dated June 28, 1995 attached to the Commitment Letter from the Bank to the Borrower and made a part thereof, outlining the terms and conditions upon which the Letter of Credit is to be issued by the Bank;

          "Test Period Beneficiary" shall mean any Person who was an owner or Principal User of any facilities being financed by any issue of tax-exempt facility-related bonds (as defined in Section 144(a)(10)(B) of the Code) at any time during the three-year period beginning on the later of the date such facilities were placed in service or the date of such issue;

          "Title Insurance Policy" shall mean the title insurance policy issued pursuant to Commitment No. CO 950126 by Commonwealth Land Title Insurance Company on the Project Facilities and made part of the Record of Proceedings;

          "Treasury Regulations" shall mean the Income Tax
Regulations promulgated by the Department of Treasury pursuant to Sections 103 and 141-150 of the Code as the same shall be amended or supplemented from time to time;

          "Trustee" shall mean Shawmut Bank Connecticut, National Association, a national banking association duly organized and validly existing and authorized to accept and execute the trusts of the character set forth in the Indenture under and by virtue of the laws of the United States of America, with its principal corporate trust office located in Hartford, Connecticut, or its successor and assigns in interest of such capacities;

          "Yield" shall mean the yield as calculated in the manner set forth in Section 148 of the Code; thus, yield with respect to an investment allocated to the Bonds is that discount rate which produces the same present value when used in computing the present value of all receipts received and to be received with respect to investments and the present value of all the payments with respect to the investments. The yield on the Bonds is that discount rate which produces the same present value on the date hereof when used in computing the present value of all payments of principal, interest and charges for a "qualified guarantee" to be made with respect to the Bonds and the present value of all of the issue prices for the Bonds. The issue price for each maturity of the Bonds is the initial offering price of such Bonds to the public.

          Section 1.3.  Borrower Representations.  The Borrower
represents and warrants that:

               (a) Organization, Powers, etc. It is a corporation duly organized, created and in good standing under the laws of the State and in all other jurisdictions in which such qualification is material to the conduct of its business activities, has the full corporate power and authority to own its properties and assets and to carry on its business as now being conducted (and as now contemplated by the Borrower) and has the power to perform all the undertakings of the Loan Documents, to borrow hereunder and to execute and deliver the Loan Documents.

               (b) Execution of Loan Documents. The execution, delivery and performance by the Borrower of the Loan Documents and other instruments required or contemplated to be delivered by the Borrower pursuant to this Agreement:

                      (i)     have been duly authorized by all
          requisite corporate action;

                     (ii) do not and will not conflict with or violate any provision of law, rule or governmental regulation, any order, decree, writ, injunction, determination, award or judgment of any court, arbitrator or other agency of government;

                    (iii) do not and will not conflict with or violate any provision of the certificate of incorporation and by-laws of the Borrower; and

                     (iv) do not and will not conflict with any of the terms of, or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien or charge upon any assets of the Borrower pursuant to, any mortgage, indenture, contract, lease, loan or credit agreement, or other agreement or instrument to which the Borrower is a party or by which any of its assets are bound (excepting those liens as are created by the Loan Documents).

               (c)  Title to Collateral.  Except as described in
Section 3.1(c) of the Reimbursement Agreement, the Borrower has good and marketable title to the Collateral, free and clear of any lien or encumbrance except for the Permitted Encumbrances, if any. Assuming consideration has been given by the Bank and subject to the defeasance of the Refunded Bonds and the release of all liens created under the Prior Indenture associated therewith, upon recording in the appropriate office, the Mortgage will constitute a valid first mortgage lien on the Premises and an assignment of the leases thereon and upon recording, the Financing Statements will perfect valid first lien security interests in the Collateral, other than the Premises.

               (d)  Litigation.  Except as described in the
Schedule II of the Reimbursement Agreement, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or arbitrator now pending or, to the knowledge of the Borrower, threatened against or affecting it or any of its properties or powers which, if adversely determined, would (i) affect the transactions contemplated hereby,
(ii) affect the validity or enforceability of the Loan Documents,
(iii) affect the ability of the Borrower to perform its obligations under the Loan Documents, (iv) impair the value of the Collateral,
(v) materially impair the Borrower's right to carry on its business substantially as is now being conducted, (vi) adversely affect the validity or the enforceability of the Bonds, the Indenture, the Loan Agreement and the Loan Documents, (vii) have a material adverse effect on the Borrower's financial condition or (viii) in which the relief sought is in excess of $500,000.

               (e) Payment of Taxes. The Borrower has filed or caused to be filed all Federal, State and local tax returns (including, without limitation, information returns) which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment made against the Borrower or against any of its properties or assets and all other taxes, fees or other charges imposed on it by any governmental authority, to the extent that such taxes have become due; and no tax liens have been filed, and to the knowledge of the Borrower and no claims have been asserted against the Borrower or any of its properties or assets with respect to any taxes, fees or charges by any governmental authority.

               (f) No Defaults. The Borrower is not as of the date hereof in default or noncompliance in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which it is bound or with respect to any law, statute, judgment, writ, injunction, decree, rule or regulation of any court or governmental authority.

               (g) Consents. No consent of any other person and no consent, license, approval or authorization of, or registration, filing or declaration with, any court or governmental authority, is or will be necessary to the valid execution, delivery or performance by the Borrower of any of the Loan Documents.

               (h) Important Inducement. The availability of the financial assistance by the Authority as provided herein was an important inducement to the Borrower to undertake the 1985 Project and to locate the Project Facility in the State.

               (i) Obligations of the Borrower. Each of the Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms.

               (j) No Untrue Statements. No representation contained herein or in any Loan Document, and no information, certification, instrument, agreement, exhibit, report furnished by or on behalf of the Borrower to the Authority and the Trustee, the Original Application, or any other document, certificate or statement furnished to the Trustee and the Authority, by or on behalf of the Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading or incomplete. The Borrower specifically represents that it is not involved in any litigation of the nature that was required to be disclosed in the Original Application nor is it the subject of any investigation or administrative proceeding (of the type that would have been required to be disclosed in the Original Application) which has not been disclosed to the Authority. Further, it is specifically acknowledged by the Borrower that all such statements, representations and warranties shall be deemed to have been relied upon by the Authority as an inducement to undertake the Project and make the Loan and by the Holders as an inducement to purchase the Bonds and that if any such statements, representations and warranties were false at the time they were made, the Authority or the Holders may, in its sole discretion, consider any such misrepresentation or breach of warranty an Event of Default as defined in Section 6.1 hereof and exercise the remedies provided for in this Loan Agreement.

               (k) No Subsidiaries. The Borrower (x) has no subsidiaries and no investment in any other corporation; (y) has no investment in any partnership, limited partnership or joint venture; and (z) is not a member or participant in any partnership, limited partnership or joint venture.

               (l) No Action. The Borrower has not taken and will not take any action and knows of no action that any other Person has taken or intends to take, which would cause interest income on the Bonds to be includable in the gross income of the recipients thereof under the Code.

               (m)  Compliance with Laws.  The Borrower has
complied in all material respects with all filings, permits, licenses and other requirements of Federal, State and local laws necessary to prevent the Borrower from being precluded, by reason of its failure to comply with any such requirements, from continuing to conduct its activities as are now being conducted in the jurisdictions in which it is now conducting activities.

               (n) Acquisition/Operation of the Project Facility. The operation of the Project Facility in the present manner and as contemplated and described in the Original Application does not conflict with any current zoning, water, air pollution or other ordinances, orders, laws or regulations applicable thereto. The Borrower caused the Project Facility to be acquired in all material respects in accordance with all Federal, State and local laws or ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality. The Borrower will complete the Project pursuant to the terms of this Agreement and the Reimbursement Agreement.

               (o)  Commencement of Project; Proper Charges.  The
Borrower has not incurred any expense prior to July 11, 1995 for which it shall seek reimbursement from the Acquisition Fund, other than a Proper Charge.

               (p) Outstanding Tax-Exempt Bonds. (i) Except for the Bonds and the Refunded Bonds, which will be redeemed in their entirety with the Net Proceeds of the Bonds, there is outstanding no other issue of tax-exempt bonds (including industrial development bonds) as defined in Section 150(a)(6) of the Code, the proceeds from the sale of which have been or will be used with respect to facilities, the Principal User of which is or will be the Borrower, the Corporate Guarantor or any Principal User of the Project Facility and which are or will be wholly or partially located in the Project Municipality.

                   (ii)  The aggregate face amount of the Bonds
when added to the tax-exempt facility-related bonds (as defined in Section 144(a)(10)(B) of the Code) allocated to the Borrower, the Corporate Guarantor or any other Test-Period Beneficiary which are outstanding at the time of the issuance of the Bonds (not including the Refunded Bonds, or any bond which is to be redeemed from the Net Proceeds of the Bonds) does not exceed $40,000,000.

               (q) Substantial Users. No Person (or any Related Person within the meaning of Section 144(a)(3) of the Code) who was a Substantial User of the Project Facility within the meaning of
Section 1.103-8T of the Temporary Treasury Regulations at any time during the five (5) year period immediately preceding the date hereof, and who will receive, directly or indirectly, Bond Proceeds in an amount equal to five per centum (5%) or more of the face amount of the Bonds in payment for his interest in the Project Facility, will be a Substantial User of the Project Facility or a Related Person at any time during the five (5) year period beginning on the date of issuance of the Bonds.

               (r) Placement in Service. The Project Facilities were not acquired or placed in service by the Borrower (determined in accordance with the provisions of Section 103 of the Code and applicable Treasury Regulations thereunder) more than one (1) year prior to the date of issuance of the Prior Bonds.

               (s) Use of Proceeds. All of the proceeds of the Bonds will be used for Proper Charges of the Project.

               (t) Economic Life. The information contained in the Tax Certificate and the Internal Revenue Service Form 8038, setting forth the respective cost, economic life, ADR midpoint life, if any, under Rev. Proc. 83-35, 1983-1 C.B. 745, as supplemented and amended from time to time, and guideline life, if any, under Rev. Proc. 62-21, 1962-2 C.B. 118, as supplemented and amended from time to time, of each asset constituting the 1985 Project which was financed with the proceeds of the Prior Bonds is true, accurate and complete.

               (u) Average Weighted Maturity of the Bonds. The average weighted maturity of the Bonds will not exceed 120% of the remaining useful lives of the assets comprising the Project
Facilities (all determined pursuant to Section 147(b) of the Code and the rulings promulgated thereunder).

               (v) Bonds Not Federally Guaranteed. (A) The payment of principal or interest with respect to the Bonds is not guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof); (B) a significant portion of the proceeds of the Bonds will not be (i) used in making loans the payment of principal or interest with respect to which are to be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof), or (ii) invested (directly or indirectly) in Federally insured deposits or accounts as defined in
Section 149(b)(4)(B) of the Code; or (C) the payment of principal or interest on the Bonds is not otherwise indirectly guaranteed (in whole or in part) by the United States (or an agency or instrumentality thereof).

               The foregoing provisions of this Section shall not apply to proceeds of the Bonds being: (x) invested for an initial temporary period until such proceeds are needed for the purpose for which such issue was issued; (y) invested in obligations issued by the United States Treasury; or (z) invested in other investments permitted under Section 149(b)(3) of the Code.

               (w) Acquisition of Land. (i) No portion of the proceeds of the Prior Bonds was used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes, and (ii) less than 25% of the proceeds of the Prior Bonds were used (directly or indirectly) for the acquisition of land (or an interest therein) not described in clause (i).

               (x)  Environmental Representation.   For purposes of
this subsection 1.3(u), "Applicable Environmental Law(s)" shall mean (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"); (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 6901 et seq. ("RCRA"); (iii) the New Jersey Industrial Site Recovery Act, as amended, P.L. 1995, C. 139 ("ISRA"); (iv) the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b et seq. ("Spill Act"); (v) the New Jersey Underground Storage Tank Act, as amended, N.J.S.A. 58:10A-21 et seq. ("UST"); (vi) the New Jersey Solid Waste Management Act, as amended, N.J.S.A. 13:1E-1 et seq.; (vii) the New Jersey Toxic Catastrophe Prevention Act, as amended, N.J.S.A. 13:1K-19 et seq.; (viii) the New Jersey Water Pollution Control Act, as amended, N.J.S.A. 58:10A-1 et seq; (ix) the Clean Air Act, as amended, 42 U.S.C. 7401 et seq.; (x) the New Jersey Air Pollution Control Act, as amended, N.J.S.A. 26:2C-1 et seq.; and
(xi) any and all laws, regulations, and executive orders, both Federal, State and local, pertaining to pollution or protection of the environment (including laws, regulations and other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or hazardous or toxic material or wastes), as the same may be amended or supplemented from time to time. Any capitalized terms mentioned in the following subsections which are defined in any Applicable Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

                    (i)  To the best knowledge of the Borrower,
after due inquiry and diligence, (a) the Borrower has obtained all permits, licenses and other authorizations which are required with respect to its businesses, properties and assets under all Applicable Environmental Laws; (b) he activities, properties and assets of the Borrower are in compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and (c) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent, continued compliance on the part of the Borrower, or which may give rise to any liability on the part of the Borrower, or otherwise form the basis of any claim, action, suit, proceeding or investigation against the Borrower, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

                   (ii)  There have been no claims, litigation,
administrative proceedings, whether actual or threatened, or judgments or orders, relating to any hazardous substances, hazardous wastes, discharges, emissions or other forms of pollution relating in any way to any property or activities of the Borrower, including without limitation, the Premises or the Project Facility.

                  (iii) Neither the Borrower nor the Premises or the Project Facilities are in violation of any Applicable Environmental Law or subject to any existing, pending or threatened investigation or inquiry by any governmental authority pertaining to any Applicable Environmental Law, other than as disclosed in writing to the Authority prior to the date hereof. The Borrower shall not cause or permit the Premises or the Project Facilities to be in violation of, or do anything which would subject the Premises or the Project Facilities to any remedial obligations under any Applicable Environmental Law, and shall promptly notify the Authority and the Bank, in writing, of any existing, pending or threatened investigation or inquiry by any governmental authority in connection with any Applicable Environmental Law.

                   (iv)  No friable asbestos, or any asbestos
containing substance deemed hazardous by Federal or State regulations, has been installed in the Project Facilities other than as disclosed in writing to the Authority prior to the date hereof. The Borrower covenants that it will not install in the

Project Facilities friable asbestos or any asbestos containing substance deemed hazardous by Federal or State regulations. In the event any such materials are found to be present at the Project Facilities, the Borrower agrees to remove the same promptly upon discovery at its sole cost and expense.

                    (v) The Borrower has taken all steps necessary (which without limitation includes at a minimum all actions necessary to meet the "all appropriate inquiry" standard set forth in N.J.S.A. 58:10A-23.11g as amended by ISRA) to determine and has determined that no Hazardous Substances or Hazardous Wastes have been disposed of or otherwise released or discharged on or to the Premises or the Project Facilities other than as disclosed in writing to the Authority prior to the date hereof. The use which the Borrower makes of the Project Facilities will not result in the disposal or other release or discharge of any Hazardous Substance or Hazardous Waste on or to the Premises or the Project Facilities. During the term of this Loan Agreement, the Borrower shall take all steps necessary to determine whether Hazardous Substances or Hazardous Wastes have been disposed of or otherwise released or discharged on or to the Premises or the Project Facilities and if so will remove the same promptly upon discovery at its sole expense.

          The Borrower further represents, warrants, covenants and agrees as follows:

                   (vi)  None of the real property owned and/or
occupied by the Borrower and located in the State, including without limitation the Premises and the Project Facilities, has, to the best of the Borrower's knowledge, ever been used by previous owners and/or operators nor will be used in the future to (i) refine, produce, store, handle, transfer, process or transport Hazardous Substances or Hazardous Wastes; or (ii) generate, manufacture, refine, transport, treat, store, handle or dispose of Hazardous Substances or Hazardous Wastes other than as disclosed in writing to the Authority prior to the date hereof.

                  (vii)  The Borrower has not received any
communication, written or oral, from the State Department of Environmental Protection, the United States Environmental Protection Agency, or any other governmental entity concerning any intentional or unintentional action or omission on the Borrower's part on the Premises or Project Facilities resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes other than as disclosed in writing to the Authority prior to the date hereof.

                 (viii) None of the real property owned and/or occupied by the Borrower and located in the State, including without limitation the Premises and the Project Facilities, has or is now being used as a Major Facility, as such term is defined in ISRA, and the Borrower shall not use any such property as a Major Facility in the future without the prior express written consent of the Authority and the Bank. If the Borrower ever becomes an owner or operator of a Major Facility, then the Borrower shall furnish the State Department of Environmental Protection with all the information required by N.J.S.A. Sec.58:10-23.11d, and shall duly file with the Director of the Division of Taxation in the New Jersey Department of the Treasury a tax report or return, and shall pay all taxes due therewith, in accordance with N.J.S.A. Sec.58:10-23.11h.

                   (ix)  In connection with the purchase of the
Premises or any other real property located within the State acquired by the Borrower on or after January 1, 1984, the Borrower required that the seller of said real property, including the Premises, comply with the applicable provisions of ISRA (or its predecessor statute ECRA) and the seller did comply therewith.

                    (x) The Borrower shall not conduct or cause or permit to be conducted on the Premises or the Project Facilities any activity which constitutes an Industrial Establishment, as such term is defined in ISRA, without the prior express written consent of the Authority and the Bank. In the event that the provisions of ISRA become applicable to the Premises or the Project Facilities subsequent to the date hereof, the Borrower shall give prompt written notice thereof to the Authority and the Bank and shall take immediate requisite action to insure full compliance therewith.
The Borrower shall deliver to the Authority and the Bank copies of all correspondence, notices, reports, and submissions that the Borrower generates, or sends to or receives from the State Department of Environmental Protection, in connection with such ISRA compliance. The Borrower's obligation to comply with ISRA shall, notwithstanding its general applicability, also specifically apply to a sale, transfer, closure or termination of operations associated with any foreclosure action by the Authority, the Trustee or the Bank.

                   (xi) No lien has been attached to any revenue or any personal property owned by the Borrower and located in the State, including, without limitation, the Premises or the Project Facilities, as a result of (i) the Administrator of the New Jersey Spill Compensation Fund expending moneys from said fund to pay for Damages and/or Cleanup and Removal Costs; or (ii) the Administrator of the United States Environmental Protection Agency expending moneys from the Hazardous Substance Superfund for Damages and/or Response Action Costs. In the event that any such lien is or has been filed, then the Borrower shall, within thirty (30) days from the date that the Borrower is given such notice of such lien (or within such shorter period of time in the event that the State or the United States has commenced steps to have the Premises or the Project Facilities sold), either: (i) pay the claim and remove the lien from the Premises or Project Facilities; or (ii) furnish (a) a bond satisfactory to the Authority and the Bank in the amount of the claim out of which the lien arises, (b) a cash deposit in the amount of the claim out of which the lien arises, or (c) other security satisfactory to the Authority and the Bank in an amount sufficient to discharge the claim out of which the lien arises.

                  (xii) In the event that the Borrower shall cause or permit to exist a releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes, the Borrower shall promptly remove and remediate such release, spill, leak, pumping, pouring, emission, emptying or dumping in accordance with the provisions of any Applicable Environmental Law.

               (y) Project Municipality. The Project Facilities are located wholly within the borders of the Project Municipality and the Premises are not contiguous with the borders of any portion of the Project Municipality. The operation of the Project Facilities is not integrated with any other facility in any neighboring municipality operated by any Principal User of the Project Facilities. All of the facilities financed by the Prior Bonds are located within one state, and neither the Borrower nor any Related Person is a user of any facility financed by the proceeds of the Prior Bonds other than the 1985 Project.

               (z)   No Tenancies.  No Principal User of the
Project Facilities is a tenant in any facility in the Project
Municipality, the landlord of which is a Person other than a Principal User of the Project Facilities.

               (aa) No Common Plan of Financing. Subsequent to thirty-one (31) days prior to the date hereof, the Borrower or any Related Person (or group of related persons which includes the Borrower) has not guaranteed, arranged, participated in, assisted with, borrowed the proceeds of, or leased facilities financed by obligations issued under Section 103 of the Code by any state or local governmental unit or any constituted authority empowered to issue obligations by or on behalf of any state or local governmental unit other than the Authority. During the period commencing on the date of issuance of the Bonds and ending thirty-one (31) days thereafter, there will be no obligations issued under Section 103 which are guaranteed by the Borrower or any Related Person (or group of related persons which includes the Borrower) or which are issued with the assistance or participation of, or by arrangement with, the Borrower or any Related Person (or group of related persons which includes the Borrower) without the written opinion of Bond Counsel, to the effect that the issuance of such obligation will not adversely affect their opinion as to exemption from present Federal income taxes of interest on the Bonds. Other than the Borrower, the Corporate Guarantor or any Related Person (or group of related persons including the Borrower), no person has (i) guaranteed, arranged, participated in, assisted with the issuance of, or paid any portion of the cost of the issuance of the Bonds, or (ii) provided any property or any franchise, trademark or trade name (within the meaning of Code
Section 1253) which is to be used in connection with the Project.

               (bb) Aggregation of Issues for Single Project. The Project Facilities do not share "substantial common facilities", within the meaning of Section 144(a)(9) of the Code, with any other facility financed by an outstanding tax-exempt bond.

               (cc)  Limitation on Expenditures; Principal User.
On the issue date of the Prior Bonds, the sum of the following did not exceed $10,000,000:

                    (i)  the aggregate amount of any capital
expenditures paid or incurred by the Borrower or other Principal User of the Project Facilities or any Related Person to the Borrower or other Principal User of the Project Facilities (other than those financed out of the proceeds of the Prior Bonds or a bond referred to in subparagraph (a) above) within the meaning of Sections 1.103-10(b)(2)(ii) and 1.103-10(d)(2) of the Treasury Regulations, during the six (6) year period beginning three (3) years prior to the date of issuance of the Prior Bonds and ending three (3) years after such date of issuance of the Prior Bonds with respect to facilities located within each Project Municipality or "contiguous" or "integrated" facilities located in any adjacent political jurisdiction;

                   (ii)  the aggregate amount of all capital
expenditures paid or incurred for the three (3) year period prior to the date of issuance of the Prior Bonds by any Person other than the Borrower or other Principal User of the Project Facility or a Related Person to the Borrower or other Principal User of the Project Facility (e.g., a landlord or other lessor), with respect to and for the benefit of facilities located within the Project Municipality or "contiguous" or "integrated" facilities located in any adjacent political jurisdiction of which a Principal User of the Project Facility or any Related Person is a Principal User;

                  (iii)  the aggregate face amount of any
outstanding issues of obligations (other than the Prior Bonds) exempt from taxation under Section 144(a)(4) of the Code, the proceeds of which were used primarily with respect to facilities
(i) located within each Project Municipality or "contiguous" or "integrated" facilities located in any adjacent political jurisdiction and (ii) the Principal User of which is or will be the Borrower or any other Principal User of the Project Facilities or any Related Person; and

                   (iv)  the aggregate principal amount of the
Prior Bonds.

               (dd) As of the date hereof, the Borrower and the Corporate Guarantor, the parent of the Borrower, are the only
Principal Users of the Project.

               (ee) The Borrower shall at all times do and perform all acts and things necessary to be done and performed under the Loan Documents in order to assure that interest paid on the Bonds shall, for purposes of Federal income taxation, be excludable from the gross income of the recipients thereof and exempt from taxation, except in the event that such recipient is a Substantial User of the Project Facility or a Related Person thereto.

          Section 1.4.  Authority Representations and Findings.
The Authority hereby confirms its findings and represents that:

               (a) it is a public body corporate and politic constituting an instrumentality of the State, duly organized and existing under the laws of the State, particularly the Act. The Authority is authorized to issue the Bonds in accordance with the Act and to use the proceeds from the sale of the Bonds to make the Loan to the Borrower;

               (b) the Authority has complied with the provisions of the Act and has full power and authority pursuant to the Act to consummate all transactions contemplated by this Loan Agreement, the Indenture, the Bonds, the Resolution, and any and all other agreements relating thereto and to issue, sell and deliver the Bonds as provided herein and in the Indenture;

               (c) by the Resolution duly adopted by the Authority and still in full force and effect, the Authority has duly authorized the execution, delivery and due performance of this Loan Agreement, the Indenture and the Bonds and the taking of any and all actions as may be required on the date hereof on the part of the Authority to carry out, give effect to and consummate the transactions contemplated by this Loan Agreement and the Indenture. All approvals of the Authority necessary in connection with the foregoing have been received;

               (d) the Bonds have been duly authorized, executed, issued and delivered and constitute valid and binding special and limited obligations of the Authority, the principal of, redemption premium, if any, and interest on which are payable solely from the revenues and other moneys derived pursuant to this Loan Agreement and pledged therefor by the Indenture. The Bonds shall not be in any way a debt or liability of the State or of any political subdivision thereof, except the Authority, and shall not create or constitute any indebtedness, liability or obligation of the State or of any political subdivision thereof, except the Authority, whether legal, moral or otherwise;

               (e)  the execution and delivery of the Loan
Agreement and the Bonds, and compliance with the provisions hereof and thereof, do not conflict with or constitute on the part of the Authority a violation of the Constitution of the State or a violation or breach of or default under its by-laws or any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Authority is a party or by which the Authority is bound or, to the knowledge of the Authority, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Authority or any of its activities or properties. All consents, approvals, authorizations and orders of governmental or regulatory authorities which are required to be obtained by the Authority for the consummation of the transactions contemplated hereby and thereby have been obtained;

               (f) the Authority shall apply the proceeds from the sale of the Bonds and the revenues derived under this Loan
Agreement for the purposes specified and in the manner provided in this Loan Agreement;

               (g) to the best knowledge of the Authority, there is no action, suit, proceeding or investigation at law or in equity, or before or by any court, public board or body pending or threatened against or affecting the Authority, or any basis therefor, wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated hereby, or which in any way would materially adversely affect the validity of the Bonds, the Indenture, the Resolution, this Loan Agreement, any agreement or instrument to which the Authority is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby or the exemption from taxation as set forth herein; and

               (h)  any certificate signed by an Authorized
Authority Representative and delivered to the Trustee, Bank, Borrower, or Placement Agent shall be deemed a representation and warranty by the Authority to the Trustee, Bank, Borrower or Placement Agent, as the case may be, as to the statements made therein.

          It is specifically understood and agreed that the Authority makes no representation as to the financial position or business condition of the Borrower and does not represent or warrant as to any of the statements, materials (financial or otherwise), representations or certifications furnished or to be made and furnished by the Borrower in connection with the sale of the Bonds, or as to the correctness, completeness or accuracy of such statements.

                           ARTICLE II

                ACQUISITION OF PROJECT FACILITIES

          Section 2.1. Acquisition of Project Facilities. The Borrower used the proceeds of the Prior Bonds to finance the Project Facilities as soon as practicable after the proceeds of the Prior Bonds became available and that it will use its best efforts to effectuate the redemption of the Refunded Bonds with the proceeds of the Bonds as soon as practicable after the proceeds of the Bonds become available.

          Section 2.2. Notices and Permits. The Borrower has given or caused to be given all notices and comply or cause compliance with all laws, ordinances, municipal rules and regulations and requirements of public authorities applying to or affecting the acquisition and the conduct of the work on the Project Facilities, and the Borrower will defend and save the Authority, its members, officers, agents and employees, the Bank, its officers, agents and employees, and the Trustee, its officers, agents and employees harmless from all fines due to failure to comply therewith. The Borrower has procured or has caused to be procured all permits and licenses necessary for the prosecution of the acquisition and installation of the Project Facilities.

          Section 2.3. Additions and Changes to Project Facilities. The Borrower may, at its option and at its own cost and expense, at any time and from time to time, make such improvements, additions, renovations and changes to the Project Facilities as it may deem to be desirable for its uses and purposes, provided that (i) such improvements, additions and changes shall constitute part of the Project Facilities and be subject to the liens and security interests created by the Indenture and this Agreement and (ii) that the Borrower shall not permit any alienation, removal, demolition, substitution, improvement, alteration or deterioration of the Project Facilities or any other act which might materially impair or reduce the usefulness or value thereof, or the security provided under the Indenture, without the prior written consent of the Authority and the Bank. The Borrower shall request in writing that the Bank, in accordance with the Reimbursement Agreement, shall execute termination statements for any filings made to perfect the security interests created by the Indenture and by Section 4.3 of this Loan Agreement for any fixture or item of equipment permanently removed from the Project Facilities by the Borrower, provided that any item of property so removed by the Borrower shall be replaced by other property of similar value or function.

                           ARTICLE III

                      FINANCING OF PROJECT

          Section 3.1. Issuance of Bonds. In order to finance the Project, the Authority, upon request of the Borrower, shall issue and sell Bonds up to the maximum aggregate principal amount not to exceed $10,000,000. The Bonds will be issued under and secured by the Indenture. The Borrower agrees that its interest in the Premises and the Project Facilities and its rights hereunder are and shall be subordinate to the rights of the Trustee under the Indenture and the Bank under the Reimbursement Agreement, and agrees to comply with and be bound by all of the provisions thereof that are binding upon the Authority. The Borrower hereby agrees to make all payments of the loan (as defined in Section 4.2 hereof) and other amounts due hereunder to enable the Authority to make all payments required of it under the Bonds and the Indenture. The Bonds are special and limited obligations of the Authority, payable from payments made under the Letter of Credit, which payments are secured by payments made by the Borrower to the Bank pursuant to the terms of the Reimbursement Agreement, or from other moneys available for such purpose under the terms of the Indenture. Neither the general credit nor the taxing power of the State or any political subdivision thereof is pledged to the payment of the Bonds.

          Section 3.2. Acquisition Fund. The Net Proceeds of the Bonds will be deposited with the Escrow Agent to redeem the Refunded Bonds. Amounts received from the Borrower will be deposited in the Acquisition Fund established under the Indenture for payment of Costs associated with the Project upon requisition as provided in Section 408 of the Indenture and Section 3.3 of this Loan Agreement. The Borrower agrees that the sums requisitioned from the Acquisition Fund will be used to pay the Costs associated with the Project. The Borrower shall have the right to enforce payments from the Acquisition Fund upon compliance with the procedures set forth in this Section 3.2 and Section 3.3 herein and
Section 408 of the Indenture; provided that during the continuance of an Event of Default as defined in the Indenture, the Acquisition Fund shall be held for the benefit of Holders of the Bonds and the Bank in accordance with the provisions of the Indenture and the Loan Documents.

          Section 3.3. Disbursements from the Acquisition Fund. The Authority has, in the Indenture, irrevocably authorized and directed the Trustee to make payments from the Acquisition Fund to pay Costs associated with the Project as defined in the Indenture. The Borrower may direct the Trustee to make such payments directly to or at the direction of the Borrower without any act by the

Authority, upon compliance by the Borrower with the requirements of this Loan Agreement and the Indenture.

               (a) The Borrower agrees as a condition precedent to the disbursement of any portion of the Acquisition Fund to comply with the terms of this Agreement and the Indenture and to furnish the Trustee with a Requisition Form substantially in the form set forth as Exhibit C annexed hereto and incorporated by this reference herein signed by an Authorized Borrower Representative and approved by the Bank in writing stating with respect to each payment made: (i) the requisition number; (ii) the name and address of the Person to whom payment is to be made by the Trustee or, if the payment is to be made to the Borrower for a reimbursable advance, the name and address of the Person to whom such advance was made together with proof of payment by the Borrower; (iii) the amount to be paid; (iv) that each obligation for which payment is sought is a Proper Charge against the Acquisition Fund, is unpaid or unreimbursed, and has not been the basis of any previously paid requisition; (v) if such payment is a reimbursement to the Borrower for costs or expenses incurred by reason of work performed or supervised by officers or employees of the Borrower or any of its affiliates, that the amount to be paid does not exceed the actual cost thereof to the Borrower or any of its affiliates; (vi) that no uncured Event of Default has occurred under this Loan Agreement or the Indenture; and (vii) the Borrower has received no written notice of any lien, right to lien or attachment upon, or other claim affecting the right to receive payment of, any of the moneys payable under such Requisition Form to any of the Persons named therein, or if any of the foregoing has been received, it has been released or discharged or will be released or discharged upon payment of the Requisition Form.

          Section 3.4. Establishment of Completion Date. On the Issue Date, the Borrower shall deliver to the Authority, the Bank and the Trustee, the Borrower's Completion Certificate, the form of which is annexed hereto as Exhibit E and incorporated by this reference herein, which shall evidence completion of the 1985 Project and shall be signed by an Authorized Borrower Representative stating the date of completion of the 1985 Project and that, as of such date: (i) the 1985 Project has been completed; (ii) the Cost of all labor, services, materials and supplies used in the 1985 Project have been paid; (iii) the Machinery and Equipment necessary for the 1985 Project has been installed to the Borrower's satisfaction; such Machinery and Equipment so installed is suitable and sufficient for the efficient operation of the 1985 Project for the intended purposes and all costs and expenses incurred in the acquisition and installation of such Machinery and Equipment have been paid; (iv) the 1985 Project is being operated as an authorized "project" under the Act and substantially as proposed in the Original Application; and (v) all permits, including a Certificate of Occupancy, necessary for the utilization of the Premises and the Project Facilities have been obtained and are in effect.

          Section 3.5. Application of Excess Amounts in Acquisition Fund. (a) Any amounts remaining in the Acquisition Fund (except for amounts therein sufficient to cover costs of the Project not then due and payable or not then paid) shall be transferred to the Bond Fund (as that term is defined in the Indenture) to be applied by the Trustee in the manner set forth in
Section 402 of the Indenture. The Borrower shall give the Trustee written investment instructions with respect thereto which would not result in such funds being invested at a Yield materially higher than the Yield on the Bonds.

               (b) If for any reason the amount in the Acquisition Fund proves insufficient to pay all Costs of the Project, the Borrower shall pay the remainder of such Costs.

          Section 3.6. Bonds Not to Become Arbitrage Bonds. As provided in Article VI of the Indenture, the Trustee will invest moneys held by the Trustee as directed by the Borrower in writing. The Borrower hereby covenants to the Authority and to the Holders of the Bonds that, notwithstanding any other provision of this Agreement or any other instrument, it will neither make nor instruct the Trustee to make any investment of the Bond Proceeds which would cause the Bonds to be arbitrage bonds under Section 148 of the Code and the Treasury Regulations promulgated thereunder, and that it will comply with the requirements of such Section and Treasury Regulations throughout the term of the Bonds.

          Section 3.7.  Restriction on Use of Acquisition Fund.
The Borrower (i) shall not use or direct the use of moneys from the Acquisition Fund in any way, or take or omit to take any other action, so as to cause the interest on any Bonds to become subject to Federal income tax, and (ii) shall use all of the Net Proceeds for Proper Charges of the Project.

          Section 3.8. Three-Year Expenditure Requirement. The Borrower covenants that, within three (3) years of the date of original delivery and payment for the Prior Bonds, the Borrower completed the Project Facilities and caused all of the proceeds of the Prior Bonds to be expended for Costs of the Project Facilities.

          Section 3.9.  Investment Permitted.  Any moneys in the
Bond Fund (as defined in the Indenture) and Acquisition Fund shall be invested or reinvested by the Trustee upon the written request and direction of the Borrower in the manner provided in the Indenture.

                           ARTICLE IV

                            THE LOAN

          Section 4.1. The Loan. The Authority agrees, upon the terms and subject to the conditions hereinafter set forth, to enter into this Loan Agreement with the Borrower for the purpose of undertaking the Project.

          Section 4.2. Payment of Loan; Term of Agreement. (a) The loan to be repaid by the Borrower will be an amount equal to the principal of, redemption premium (if any) and interest on, the Bonds (the "Loan"). The Loan shall be repayable by the Borrower in installments which, as to amounts and due dates, correspond to the payments of the principal or applicable redemption price of, and interest on, the Bonds. Such installments of Loan payments shall be made in immediately available funds and shall be reduced to the extent that other moneys are available for such purpose in funds available for payment by the Trustee and a credit in respect thereof has been granted pursuant to the terms hereof or the terms of the Indenture. Notwithstanding the preceding paragraph or any other provision of this Loan Agreement, so long as the Letter of Credit is in effect, all payments of principal and interest on the Bonds shall be paid from draws by the Trustee on the Letter of Credit in accordance with the terms of the Indenture. The outstanding balance of the Loan shall be reduced by the amount of any such principal payments made by the Trustee through a draw on the Letter of Credit. The Borrower shall reimburse the Bank for moneys drawn on the Letter of Credit in accordance with the terms of the Reimbursement Agreement.

          (b) The Loan Agreement and the respective obligations of the parties hereto shall remain in full force and effect from the date of execution and delivery of the Loan Agreement until (i) the date on which the principal or redemption price of and all interest on the Bonds and any other expenses of the Authority with respect to the Bonds shall have been fully paid or provision for the payment thereof shall have been made pursuant to the Indenture,
(ii) the Borrower shall have fully performed and satisfied all other covenants, agreements and obligations under the Loan Agreement and the Reimbursement Agreement and (iii) the Indenture shall have been released and discharged pursuant to the Indenture, at which time the Authority shall cancel and release the Loan Agreement.

          Section 4.3. Security; Letter of Credit. Concurrently with the issuance by the Authority of the Bonds, (a) the Borrower shall cause the Letter of Credit to be delivered to the Trustee as security for and as the principal source of payment of the Bonds.

The Borrower may also from time to time cause the delivery of an Alternate Letter of Credit in replacement therefor, to the extent permitted by the terms of the Indenture. So long as any Letter of Credit is held by the Trustee, all payments of principal and interest on the Bonds shall be funded from draws on the Letter of Credit in accordance with Section 404 of the Indenture. The Borrower shall pay the redemption premium due, if any, required by an optional redemption in accordance with Section 304(c) of the Indenture. Credits in the amounts of such draws applied to payments of principal of or interest on the Bonds will be granted in respect of installments of the Loan otherwise due under Section
4.2 and 4.4 hereof, to the extent the Bank is reimbursed by or on behalf of the Borrower for such draws. The Borrower hereby grants to the Authority a security interest in any moneys, funds or securities held hereunder or under the Indenture. This Loan Agreement shall constitute a security agreement for the purposes of the Uniform Commercial Code ("UCC") as in effect in New Jersey.

          Section 4.4.  Acceleration of Payment to Redeem Bonds.
As permitted by the Indenture and the Reimbursement Agreement, whenever the Bonds are subject to optional redemption pursuant to the Indenture, the Authority will, but only upon request of the Borrower, direct the Trustee in writing to call the same for Redemption as provided in the Indenture. Whenever the Bonds are subject to mandatory redemption pursuant to the Indenture, the Borrower will cooperate with the Authority and the Trustee in effecting such Redemption. In the event of any mandatory or optional redemption of the Bonds, the Borrower will pay or cause to be paid on or before the date of Redemption an amount equal to the applicable redemption price as a prepayment of that portion of the Loan corresponding to the Bonds to be redeemed, together with applicable redemption premium (if any) and interest accrued to the date of redemption or will reimburse the Bank for any drawings under the Letter of Credit for such purposes (exclusive of the redemption premium) in accordance with the Reimbursement Agreement.

          Section 4.5. No Defense or Set-Off. The obligations of the Borrower to make or cause to be made payments of the Loan shall be absolute and unconditional without defense or set-off by the Authority under this Agreement or under any other agreement between the Borrower and the Authority or for any other reason, including without limitation, failure of the Trustee to present a draft for a draw on the Letter of Credit or failure of the Bank to make the required payment pursuant to the terms of the Letter of Credit, failure to redeem the Refunded Bonds, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Premises or the Project Facilities, commercial frustration of purpose, or failure of the Authority to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required of the Borrower hereunder will be paid in full when due without any delay or diminution whatsoever. Repayments of the Loan and additional sums required to be paid by or on behalf of the Borrower hereunder shall be received by the Authority or the Trustee as net sums and the Borrower agrees to pay or cause to be paid all charges against or which might diminish such net sums.

          Section 4.6. Assignment of Authority's Rights. As security for the payment of the Bonds the Authority will assign to the Trustee all the Authority's rights under this Agreement (except the rights of the Authority to receive payments under Sections 5.22 and 5.23 hereof and other Reserved Rights under the Indenture).
The Authority retains the right, jointly and severally with the Trustee and/or the Bank, to specifically enforce the provisions contained in the Loan Documents. The Borrower consents to such assignment and agrees to make or cause to be made payments of the Loan under Section 4.2 hereof directly to the Bank and Section 4.4 hereof directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Trustee or the Bank.

          Section 4.7. Opinion of Counsel for Borrower. On the Issue Date, the Authority, the Trustee, the Bank and the Placement Agent shall have received the opinion of Counsel for the Borrower addressed to them and satisfactory in form and substance to Bond Counsel, Counsel for the Trustee, Counsel for the Bank and Counsel for the Placement Agent to the effect that, inter alia: (i) the Loan Documents have been duly executed and delivered by the Borrower and the Corporate Guarantor, as applicable, and constitute the valid and binding obligations of the Borrower and the Corporate Guarantor, as applicable, enforceable in accordance with their respective terms, except to the extent that the enforceability of such documents may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and (ii) all of the Bond Proceeds will be used for Proper Charges; and containing any other provisions deemed necessary and proper and otherwise in form and substance satisfactory to the Bank and its ounsel.

          Section 4.8.  Opinion of Bond Counsel.  On the Issue
Date, the Authority, the Bank, the Placement Agent and the Trustee shall have received the opinion of Bond Counsel to the effect that, inter alia :

               (a) interest income on the Bonds is not includable in gross income under the Code except for those tax consequence set forth therein;

               (b) interest income on the Bonds is not includable as gross income under the New Jersey Gross Income Tax Act (P.L.
1976, Chapter 47);

               (c) the offering of the Bonds is not required to be registered under the Securities Act of 1933, as amended, or under the rules and regulations promulgated thereunder; and

               (d) the Bonds have been duly authorized and issued under the provisions of the Indenture, the Resolution and the Act.

          Section 4.9. Opinion of Counsel for the Trustee. On the Issue Date, the Authority, the Bank and the Placement Agent shall have received an opinion of Counsel for the Trustee, addressed to them and satisfactory in form and substance to Bond Counsel stating that the Trustee is lawfully empowered, authorized and duly qualified to serve as Trustee and to perform the provisions of and to accept the trusts contemplated by the Indenture, and the Trustee has duly authorized the acceptance of the trusts contemplated by the Indenture.

          Section 4.10. Opinion of Counsel for the Bank. On the Issue Date, the Authority, the Trustee and the Placement Agent shall have received an opinion of Counsel for the Bank, addressed to them and satisfactory in form and substance to Bond Counsel, Counsel for the Trustee and Counsel for the Placement Agent stating that the Letter of Credit has been duly authorized and delivered and constitutes a valid and binding obligation of the Bank.

          Section 4.11. Opinion of Counsel for the Escrow Agent. On the Issue Date, the Authority, the Trustee, the Bank and the Placement Agent shall have received an opinion of counsel for the Escrow Agent, addressed to them and satisfactory in form and substance to Bond Counsel and Counsels for the Trustee and Placement Agent stating that the Escrow Agent is lawfully empowered, authorized and duly qualified to serve as Escrow Agent and to perform the provisions of and to accept the trusts contemplated by the escrow deposit agreement, and the Escrow Agent has duly authorized the acceptance of the trusts contemplated by the escrow deposit agreement.

          Section 4.12.  Loan and Other Documents.  On the Issue
Date, the Authority, the Bank and the Trustee shall have also received:

               (a)  the Loan Documents duly executed by the
respective parties thereto;

               (b)  the Letter of Credit and Reimbursement

Agreement providing for the terms of repayment of all draws under the Letter of Credit duly executed by the Borrower;

               (c)  a certificate in form and substance
satisfactory to the Authority and the Bank, to the effect that the Project Facilities are not within a special flood hazard area, as described in the Flood Disaster Protection Act of 1973 and the National Flood Insurance Act of 1968, or a certification from the Project Municipality to that effect. Should the Project Facilities be located in a special flood hazard area as designated by the Secretary of Housing and Urban Development, the Borrower shall furnish the Bank with a flood insurance policy in the lesser of (i) the amount of the Letter of Credit or (ii) the maximum amount obtainable under the National Flood Insurance Act, naming the Authority and the Bank as insureds, together with a receipted bill for the premium. Thereafter, the Borrower shall furnish the Bank with a renewal flood insurance policy on the anniversary date of such policy;

               (d) secretary's certificates of the Borrower and Corporate Guarantor, to which are attached certified true copies of
(w) the articles of incorporation of the Borrower and Corporate Guarantor and all amendments thereto, certified by the Secretary of State of the state of their incorporation, (x) the By-Laws of the Borrower and Corporate Guarantor and all amendments thereto, (y) appropriate resolutions and shareholder consents of the Borrower and Corporate Guarantor authorizing the transactions contemplated by this Loan Agreement and (z) incumbency certificates as to officers, and any amendments thereto;

               (e) a good standing certificate issued by the appropriate official of the state in which the Borrower and Corporate Guarantor are incorporated, which identifies all the dates on which the Borrower's and Corporate Guarantor's articles of incorporation and amendments thereto were filed; and a good standing certificate issued by the appropriate official of those states in which the Borrower and Corporate Guarantor are qualified as foreign corporations, and in which such qualification is material to the conduct of their respective businesses;

               (f) evidence that the security interest to be granted to the Bank in the personal property of the Borrower constitutes a first-priority lien and security interest, including, without limitation, any appropriate State and county UCC searches, judgment searches and tax liens searches against the Borrower and Corporate Guarantor;

               (g)  evidence that all applicable consents,
licenses, permits and approvals for the use and occupancy of the

Premises and Project Facilities have been obtained from all governmental agencies or public utility companies having jurisdiction with respect thereto including, to the extent applicable, but not limited to: all environmental approvals (including, without limitation, written evidence of the State Department of Environmental Protection certifying as to the proper authorized closure and/or removal of underground storage tanks); approvals for sewer, water, gas, electric and other utilities; a final certificate of occupancy; all zoning, site plan and/or subdivision approvals. All of such approvals and permits shall be legally valid and shall remain in full force and effect throughout the term of the Letter of Credit. In the event that any of such approvals is invalidated, rescinded or suspended by any governmental agencies or court of competent jurisdiction, the Bank shall not be obligated to issue the Letter of Credit;

               (h) if the Premises were acquired by the Borrower on or after January 1, 1984, evidence from the Borrower or Corporate Guarantor as to compliance with or non-applicability of the Environmental Cleanup Responsibility Act (now known as the Industrial Site Recovery Act) including an Affidavit of Borrower or Corporate Guarantor to the State Department of Environmental Protection supporting such nonapplicability letter;

               (i) all fees required to be paid to the Bank and the Trustee under any of the Loan Documents;

               (j) the fees and disbursements of Counsel for the Bank;

               (k) the title insurance binder (the "Binder") committing to insure the Mortgage in an amount up to the amount of the Letter of Credit, excepting all the Permitted Encumbrances, if any, issued by a company licensed by the State, in form, substance and amounts satisfactory to the Bank, naming the Authority, the Trustee and the Bank, as additional insureds, together with proof of full payment of all fees and premiums for said Binder. Within thirty (30) days after the Issue Date, the Borrower shall furnish the Trustee and the Bank or cause the Trustee and the Bank to be furnished with a Title Insurance Policy insuring the aforesaid first lien interest referenced in (l) below;

               (l) ALTA (as hereinafter defined) Standard title policy on the form currently in use in the State at the time of the issuance of the Letter of Credit in the amount of the Letter of Credit, reinsuring with direct access agreements and/or co-insured in amounts and with title insurance companies reasonably acceptable to the Bank, insuring that the Mortgage is a valid first lien mortgage on the Premises, subject only to those exceptions, whether of record or otherwise that have been previously approved by the Bank;

               (m) a current boundary and location survey of the Premises acceptable to the Bank, its counsel and the title insurer, prepared by a licensed New Jersey surveyor acceptable to the Bank, its counsel and the title insurer, which survey shall be prepared in accordance with the requirements set forth by the Bank and shall be certified to the Bank and the title insurer;

               (n)  a Guaranty Agreement from the Corporate
Guarantor providing for the unconditional irrevocable guaranty of the obligations of the Borrower under the Loan Documents, which Guaranty Agreement shall contain substantially the same financial and other covenants as exist in the revolving credit agreement between the Borrower and National City Bank as presently in effect, which covenants may be modified from time to time with the prior written consent of the Bank in accordance with the terms of the Reimbursement Agreement;

               (o) subject to the defeasance of the Prior Bonds and the release of all liens created under the Prior Indenture associated therewith, a mortgage and security agreement constituting a valid first lien on the Premises including, but not limited to all real estate fixtures located and attached to the Premises, as security for the obligations of the Borrower under the Letter of Credit;

               (p) subject to the defeasance of the Prior Bonds and the release of all liens created under the Prior Indenture associated therewith, a security interest creating a valid first priority interest on the Machinery and Equipment;

               (q)  Financing Statements as may be deemed
reasonably necessary by the Bank or its counsel so as to perfect a valid first priority lien in favor of the Bank with regard to all personalty, furniture, furnishings, fixtures, building materials and equipment owned by the Borrower now or hereinafter located at or affixed to the Premises and the Machinery and Equipment;

               (r) an Assignment of Leases providing for the assignment by the Borrower to the Bank of all its right, title and interest in and to any leases, tenancy agreements or any other rental arrangements with respect to the Premises or Project
Facilities;

               (s)  true copies of insurance policies and
certificates of insurance in form and substance acceptable to the Trustee and the Bank evidencing the insurance coverage on the

Premises and Project Facilities as required by the Loan Agreement and Reimbursement Agreement and appropriate liability coverage and hazard insurance on land improvements, buildings and the Machinery and Equipment naming the Trustee and the Bank, as applicable, loss payees, mortgagee, and an additional insured together with proof of payment of the first year's premiums;

               (t)  a Hazardous Substances Certificate and
Indemnity Agreement pursuant to which the Borrower and the Corporate Guarantor agree to indemnify the Bank for any and all environmental liability which the Bank may incur by virtue of issuing the Letter of Credit;

               (u) a written certification of an architect or engineer selected by the Bank stating that the Project Facilities located at the Premises (i) are structurally sound, (ii) show no signs of structural distress, and (iii) have a remaining life span for current or proposed usage well in excess of the term of the Letter of Credit. All deficiencies which said architect or engineer may deem to be material shall be corrected by the Borrower, at its own cost and expense, prior to closing to the satisfaction of the Bank and said architect/engineer. The cost of such inspection report shall be borne by the Borrower;

               (v) a capital expenditures certificate, in form and substance satisfactory to Bond Counsel, setting forth the amounts of all expenditures described in Section 1.3(z). One such certificate shall be delivered for the Borrower and each Principal User;

              (w) the Tax Certificate, in form and substance satisfactory to Bond Counsel;

              (x) a Secondary Market Disclosure Certificate evidencing the Borrower's and the Corporate Guarantor's certification to comply with the provisions of Rule 15c2-12(b)(5) of the Securities and Exchange Commission as long as this Loan Agreement is in effect and the Bonds remain Outstanding; and

              (y) and any and all other documents which may be reasonably required by the Authority and the Bank or as set forth in Section 4.1 of the Reimbursement Agreement.

          Section 4.13. Conditions Subsequent; Defeasance of Prior Bonds. Upon the redemption of the Refunded Bonds, the defeasance of the Prior Bonds and the release and discharge of all liens under the Prior Indenture associated therewith pursuant to and in accordance with the provisions of Section 9.1 of the Prior Indenture, the Borrower shall provide written documentation of the cancellation, discharge and release of all liens and security interests granted to the Authority and the Prior Trustee and securing the Prior Bonds and the proper recordation of the documents pursuant to which such liens have been satisfied and released. The Borrower, the Prior Trustee and the Authority shall execute and deliver to the Bank copies of such instruments as shall be required to evidence the discharge and satisfaction of such liens and security interests.

                            ARTICLE V

                      COVENANTS OF BORROWER

          The Borrower covenants and agrees, so long as this Agreement shall remain in effect, as follows:

          Section 5.1.  Financial Statements.

               (a) Annual Report: as soon as available and in any event within 105 days after the end of each fiscal year, the Borrower will submit or cause to be submitted annual audited consolidated financial statements for the Corporate Guarantor and its consolidated subsidiaries (including the Borrower) to the Trustee during the term of this Agreement and to the Bank during the term of the Letter of Credit including therein the balance sheet of the Corporate Guarantor and its consolidated subsidiaries as of the end of such fiscal year and the statements of operations of the Corporate Guarantor and its consolidated subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and in each case duly certified by independent certified public accountants of recognized standing acceptable to the Bank, and bythe chief financial or chief accounting officer of the Corporate Guarantor, together with a certificate of said accounting firm stating that, in the statements of the Corporate Guarantor and its consolidated subsidiaries (including the Borrower) for such fiscal year, it did not discover that an Event of Default (or an event which, with notice or the lapse of time or both, would constitute an Event of Default) had occurred at any time during such fiscal year, or, if an Event of Default (or such other event) did occur, the nature thereof; and (iii) a certificate of the chief financial or chief accounting officer of the Borrower and Corporate Guarantor stating that such officer does not have any knowledge that an Event of Default (or an event which, with notice or the lapse of time or both, would constitute an Event of Default) exists, a statement of the nature thereof and the actions which the Borrower and Corporate Guarantor propose to take with respect thereto.

               (b) Quarterly Report: as soon as available and in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Corporate Guarantor and its consolidated subsidiaries (including the Borrower), the Borrower shall submit or cause to be submitted by the Corporate Guarantor, during the term of the Letter of Credit, management prepared consolidated financial statements, including a balance sheet, income statement and cash flow statement prepared in accordance with GAAP, in form and substance satisfactory to the

Bank for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, to the Trustee during the term of this Agreement and to the Bank during the term of the Letter of Credit.

               (c) The Borrower shall submit or cause to be submitted by the Corporate Guarantor to the Bank within 105 days after the end of the Fiscal Year annual management letters of the Borrower or Corporate Guarantor from the independent certified public accountants of the Corporate Guarantor.

               (d) At the times referred to above, the Borrower shall submit or cause to be submitted by the Corporate Guarantor to the Trustee and the Bank "no default" certificates showing the calculations evidencing compliance with the financial covenants contained in the Reimbursement Agreement and executed by an Authorized Borrower Representative showing that the Borrower and Corporate Guarantor are in compliance with all covenants and agreements in this Loan Agreement.

               (e) SEC Reports. Promptly after sending or filing, the Borrower shall submit or cause to be submitted by the Corporate Guarantor, copies of all proxy statements, financial statements and other notices and reports to the Trustee and the Bank when the Corporate Guarantor sends to its shareholders as well as copies of all regular, annual, periodic and special reports and all Registration Statements filed with the Securities and Exchange Commission or similar government authority or with any national security exchange succeeding to the functions of the Securities and Exchange Commission (other than those on Form S-8), including, without limitation, Forms 10Q and 10K.

          Section 5.2. Preservation of Corporate Existence and Qualification. The Borrower shall preserve and maintain its corporate existence, rights, franchises and privileges in its jurisdiction of incorporation, qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is material to the conduct of its business in view of its activities and operations and the ownership or lease of its properties, and comply with all provisions of its Certificate of Incorporation and By-Laws.

          Section 5.3.   Keeping of Records and Books of Account.
The Borrower shall keep adequate records and books of account reflecting all of its financial transactions regarding the Project Facilities.

          Section 5.4. Maintenance of Properties. The Borrower shall maintain and preserve all of its properties, necessary or useful in the proper conduct of its activities, in good working order and condition, ordinary wear and tear excepted and from time to time will make or will cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto.

          Section 5.5.   Maintenance of Licenses.  The Borrower
shall maintain and keep in effect licensing, know-how and similar agreements necessary in the proper conduct of its activities.

          Section 5.6. Further Assurances. The Borrower shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further instruments, acts, deeds, and assurances as may be reasonably requested by the Bank and the Authority for the purpose of carrying out the provisions and intent of the Reimbursement Agreement, this Loan Agreement and any of the Loan Documents.

          Section 5.7.   Maintenance of Insurance.

               (a) The Borrower agrees to insure the Project Facility and Collateral or cause such to be insured with insurance companies licensed to do business in the State, in such amounts as indicated herein or in such amounts, manner and against such loss, damage and liability (including liability to third parties), as is customary with companies in the same or similar business and located in the same or similar areas, and to pay the premiums thereon. The form and amount of each insurance policy issued pursuant to this Section 5.7 shall be satisfactory to the Authority and the Bank.

               (b)  Each insurance policy issued pursuant to this
Section 5.7 shall name the Borrower, the Trustee and the Bank as insureds, as applicable, as their interests may appear.

               (c)  Such insurance coverage shall include:

                      (i) mortgage title insurance in an amount not less than the stated amount of the Letter of Credit insuring that title to the Premises is marketable and insurable at regular rates, with no exceptions other than those approved by the Bank and Counsel for the Bank and that the Mortgage is a valid first mortgage lien. Such policy shall be issued by a title insurance company acceptable to the Bank and in a form approved by the American Land Title Association ("ALTA"), subject to the approval of the Bank and shall include affirmative coverage against all future liens which might take priority over the Mortgage; and

                     (ii)     fire, hazard and "All-Risk"
               insurance, including extended coverage for flood and earthquake, together with vandalism, malicious mischief and Replacement Cost endorsements (non-reporting form), covering the Project Facilities which shall be in an amount not less than 100% of the agreed upon fully insurable replacement value of the Project Facilities on a completed value basis by an insurer satisfactory to the Bank, so written and endorsed as to make losses, if any, payable to the Bank as Mortgagee and/or Lender/Loss Payee, as applicable; and

                    (iii)     flood insurance, as described in
               Section 4.11(c), if the Project Facility is located in an area designated by the United States Department of Housing and Urban Development as being subject to a special flood hazard in the maximum amount of flood insurance available through the Federal Flood Insurance Program for the improvements located on the Premises, naming the Bank as the mortgagee and/or Lender/Loss Payee; and

                     (iv)     comprehensive general public
               liability insurance, including XCU coverage, Broad Form Endorsement, protective liability coverage on operations of independent contractors engaged in construction, blanket contractual liability insurance, completed operations and products liability coverage against any and all liability of the Borrower or claims of liability of the Borrower arising out of, occasioned by or resulting from any bodily injury, death, personal injury and property damage liability with limits of liability in minimum amounts of $1,000,000 per person per occurrence, $3,000,000 aggregate per occurrence and $1,000,000 aggregate property damage; and

                      (v)     Excess/Umbrella Liability Insurance
               on a "follow form" basis with a minimum limit of liability of $10,000,000 for the Premises.

               (d) The insurance policies or endorsements shall cover the entire Project Facilities and shall provide that the coverage will not be reduced, canceled or not renewed without thirty (30) days prior written notice to the Bank. The Borrower shall provide the Authority and the Bank with certificates from the insurers at closing, and evidence of renewal or replacement of policies required to be maintained by this Section shall be provided to the Bank and the Trustee on behalf of the Authority at least ten (10) days prior to the expiration of any such policy.
The Borrower may furnish, instead of original or duplicate policies, certificates of blanket coverage provided the Project Facilities are identified and specifically allocated amounts are shown.

          Section 5.8. Payment of Taxes, etc. The Borrower will promptly pay and discharge or cause to be promptly paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims which, if unpaid, might become a lien or charge upon such property and assets or any part thereof, except such that are contested in good faith by the Borrower with diligence and continuity by appropriate proceedings for which the Borrower has maintained adequate reserves satisfactory to the Bank.

          Section 5.9. Concerning the Project Facility. The Borrower shall operate or cause the Project Facility to be operated as an authorized project for a purpose and use as provided for under the Act until the expiration or earlier termination of this Loan Agreement. The Project Facility is of a character included within the definition of "project" in the Act, and its estimated cost was $20,000,000. The Borrower operates the Project Facility substantially in the form represented in the Original Application and will neither (a) materially alter the operation of the Project Facility without the prior written consent of the Authority and the Bank, nor (b) cause a change in the use of the Project Facility such that the Bonds would cease to be qualified small issue bonds (within the meaning of Section 144(a) of the Code).

          Section 5.10. Compliance with Code and Treasury Regulations. (a) The Borrower shall at all times do and perform all acts and things necessary or desirable in order to assure that interest paid on the Bonds shall, for the purposes of Federal income taxation, be excludable from the gross income of the recipients thereof and exempt from such taxation, except in the event that such recipient is a Substantial User or Related Person to a Substantial User.

          For purposes of this Section, any and all actions of any Principal User of the Project Facilities or any Related Person to any such Principal User shall be deemed to be actions of the Borrower. In addition, any and all actions to be undertaken by the Borrower or by any other Person as to which the Authority must, pursuant to the terms hereof, consent or approve in advance, shall be deemed to be the actions of the Borrower or such other Person (and not the actions of the Authority).

               (b) The Borrower shall not permit at any time or times any of the Gross Proceeds to be used, directly or indirectly, to acquire any Investment Property (within the meaning of Section 148(b)(2) of the Code) the acquisition of which would cause the Bonds to be "arbitrage bonds" for the purposes of Section 148 of the Code. The Borrower shall utilize the Bond Proceeds so as to satisfy the reasonable expectations of the Borrower set forth in the Tax Certificate delivered as part of the Record of Proceedings. The Borrower further agrees to comply with the provisions of 603(d) of the Indenture.

               (c) The Borrower shall use the Bond Proceeds for the Project in the manner and as specifically set forth in the Tax Certificate furnished to Bond Counsel and the Authority. The Borrower shall not expend the Bond Proceeds on assets other than those listed in the Tax Certificate without the express written consent of Bond Counsel.

               (d) In the event the Borrower does not spend the Gross Proceeds of the Bonds or any other Gross Proceeds within the six (6) month period after the date of issuance, the Borrower shall direct the Trustee in writing to rebate to the United States on behalf of the Authority (i) the excess of (A) the aggregate amount earned on all Non-Purpose Investments in which Gross Proceeds are invested (other than (i) investments attributable to an excess described herein and (ii) the amount earned on a bona fide Debt Service fund and amounts earned on such amounts, if allocated to the bona fide Debt Service fund in each Bond Year, but only if the gross earnings on such fund for such Bond Year are less than $100,000), over (B) the amount which would have been earned if all Non-Purpose Obligations (valued at fair market value at the time the investment becomes a Non-Purpose Investment) had been invested at a Yield equal to the Yield on the Bonds, plus (ii) any income attributable to the excess described in clause (i) above. Each year, on the anniversary date of the issuance of the Bonds, the Borrower shall determine the amount of the rebate due to the United States on behalf of the Authority and shall promptly pay such amount to the Trustee for deposit in the Rebate Fund.

          For each investment of Gross Proceeds in a Non-Purpose Investment, the Borrower shall direct the Trustee to record the following information which shall be provided by the Borrower to the Trustee: purchase date, purchase price, fair market value, face amount, stated interest rate, any accrued interest due on its purchase date, frequency of interest payments, disposition date, disposition price, any accrued interest due on the disposition date and Yield to maturity as calculated by the Borrower. The Yield to Maturity for an Investment presently means that discount rate, based on a compounding frequency the same as the Bonds' (or such other compounding permitted by the Code), which when used to determine the present value, on the purchase date of such investment or the date on which the investment becomes a Non-Purpose Investment, whichever is later, of all payments of principal and interest on such investment gives an amount equal to the fair market value of such investment including accrued interest due on such date. Any moneys held by the Trustee in its capacity as Trustee (other than moneys held in the Letter of Credit Account of the Bond Fund) shall be invested and reinvested by the Trustee solely as directed in writing by the Borrower in accordance with the provisions of the Indenture. The Trustee may make any and all such investments through its own investment department. In making investments, the Trustee shall rely upon written direction of Borrower and is hereby relieved of any and all liability with respect to making, redeeming and selling such investments in accordance with the directions of the Borrower.

          The rebate shall be paid in installments which shall be made at least once every five (5) years from the date of issuance of the Bonds. The first such installment shall be due to the United States on behalf of the Authority not later than sixty (60) days after the end of the fifth (5th) year following the date of issuance of the Bonds and shall be in an amount which ensures that at least ninety percent (90%) of the amount described above with respect to the Bonds is paid. Each subsequent payment shall be made not later than five (5) years after the date the preceding payment was due. Within sixty (60) days after the retirement of the Bonds, the Borrower shall direct the Trustee in writing to pay to the United States on behalf of the Authority one hundred percent (100%) of the aggregate amount due with respect to the Bonds not theretofore paid.

          At the (i) maturity of the Bonds, (ii) if the Bonds are redeemed prior to maturity, the date on which the Bonds are redeemed, (iii) each year, on the anniversary date of the issuance of the Bonds, and (iv) any other date that may be required by the Code (the "Computation Date"), the Borrower shall determine the amount of the rebate payable to the United States on behalf of the Authority and shall promptly deliver written notice of such amount and the detailed basis of calculation therefor to the Authority and the Trustee. On each Computation Date, if such amount of rebate payable exceeds the amount then on deposit in the Rebate Fund such amount of rebate payable shall be transferred by the Trustee at the written direction of the Borrower from the Bond Fund to the Rebate Fund until such amount is paid as a rebate to the United States.

If there is not a sufficient amount in the Bond Fund for such transfer, the Borrower shall promptly pay to the Trustee, from other sources, the amount necessary to make up such deficiency. Any determination of the rebate amounts or transfers required by this Section 5.10 shall be the sole responsibility of the Borrower and the Trustee shall be entitled to rely upon any such determination.

          Except as may be permitted pursuant to Section 148(c) of the Code (relating to certain temporary periods for investment), at no time during the term of the Bonds shall the amount invested by the Borrower in Non-Purpose Obligations with a Yield higher than the Yield on the Bonds exceed 150% of the Debt Service on the Bonds for the Bond Year. The aggregate amount invested in Non-Purpose Obligations shall be promptly and appropriately reduced as the outstanding principal of the Bonds is reduced.

          Section 5.11. Compliance with Applicable Laws. The Borrower shall operate and maintain the Project Facilities in accordance with all applicable Federal, State, county and municipal laws, ordinances, rules and regulations now in force or that may be enacted hereafter including, but not limited to ERISA, the Americans with Disabilities Act and Applicable Environmental Laws, workers' compensation, sanitary, safety, non-discrimination and zoning laws, ordinances, rules and regulations as shall be binding upon the Borrower and which might adversely affect its activities or financial condition.

          Section 5.12. Environmental Covenant. The Borrower shall not permit any action to occur which would be in direct violation of any and all applicable Federal, State, county and municipal laws, ordinances, rules and regulations now in force or hereinafter enacted, including Applicable Environmental Laws, the regulations of the Authority and the regulations of the Department of Environmental Protection.

          The Borrower shall give immediate written notice, in the manner provided in Section 7.17 hereof, to the Authority, the Bank, and the Trustee of any inquiry, notices of investigation or any similar communication from the Department of Environmental Protection and the United States Department of Environmental Protection regarding violation of any Applicable Environmental Laws.

          Section 5.13. Mergers, etc. (a) The Borrower will not merge into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person without the prior express written consent of the Authority and the Bank and in accordance with the following:

               (b) If at any time during the period the Bonds are outstanding, the Borrower, any Principal User of the Project Facility or any Related Person thereto proposes (i) to merge or consolidate with any person, firm or corporation owning or occupying facilities located wholly or partly within the Project Municipality, or (ii) to gain control of any such person, firm or corporation, or (iii) to acquire a greater than fifty percent (50%) ownership interest of any such person, firm or corporation (whether by ownership of stock or otherwise), or (iv) to assume or guarantee liabilities incurred in connection with any facility located wholly or partly within the Project Municipality owned or occupied by any such person, firm or corporation, or (v) to enter into any exchange of property for stock or stock for property pursuant to a plan of reorganization with any such person, firm or corporation, or (vi) to enter into any transaction with any such person, firm or corporation the result of which shall be to cause such person, firm or corporation to become a Principal User of the Project Facility or a Related Person to the Borrower or any such Principal User, the Borrower shall, prior to the taking of any of the foregoing proposed actions, deliver to the Authority and the Bank, and upon request thereof, any Holder of any Bond an opinion of nationally recognized bond counsel to the effect that the proposed action will not violate the provisions of Sections 5.13 and 5.18 hereof nor in any way cause the interest on the Bonds to become includable in the gross income of the Holders of the Bonds for Federal income tax purposes except in the event such holder is a Substantial User or a Related Person thereto; and provided further that, (vii) the Borrower causes the proposed surviving, resulting or transferee company to furnish the Authority with a Change of Ownership Information Form; (viii) the net worth of the surviving, resulting or transferee company following the merger, consolidation or transfer is equal to or greater than the net worth of the Borrower immediately preceding the merger, consolidation or transfer; (ix) any litigation or investigations in which the surviving, resulting or transferee company or its officers and directors are involved, and any court, administrative or other orders to which the surviving, resulting or transferee company or its officers and directors are subject, relate to matters arising in the ordinary course of business; (x) the surviving, resulting or transferee company assumes in writing the obligations of the Borrower under this Agreement and the Reimbursement Agreement; and (xi) after the merger, consolidation or transfer, the Project Facility shall be operated as an authorized project under the Act. [Notwithstanding anything else to the contrary herein, the Borrower shall still be required to obtain the written consent of the Bank prior to the effectiveness of any transaction enumerated herein and the satisfaction by the Borrower of the conditions set forth above shall in no way be deemed to constitute the consent of the Bank.]

               (c)  The Borrower shall, during the period
commencing on the Issue Date of the Bonds and continuing for three
(3) years thereafter, maintain or cause to be maintained separate books and records with respect to the Project Facilities and any and all other facilities located wholly or partly within the Project Facility Municipality of which the Borrower, any Principal User of the Project Facilities or any Related Person thereto is a Principal User, which books and records shall be sufficient to indicate the nature of any and all capital expenditures with respect to the Project Facilities and such other facilities.

               (d) The Borrower shall cause any Principal User of the Project Facilities and any Related Person thereto to comply with all of the provisions of this Section as to its own operations or space at the Project site or in the Project Municipality.

               (e) The Authority has elected that the provisions of Section 144(a)(4) of the Code shall be applicable with respect to the Bonds. In order to effectuate and to continue such election in full force and effect so long as the Bonds shall remain outstanding, the Borrower agrees to take such actions as may from time to time be required by applicable law or regulation in connection therewith.

          Section 5.14. Lease or Transfer of Project Facilities. The Borrower shall not lease, sublease, sell or otherwise dispose of any possessory interest in whole or part of the Project Facilities without the prior express written consent of the Authority and the Bank. In the event that the Borrower leases or subleases the Project Facilities or any portion thereof, the Borrower and the proposed lessee shall submit to the Authority and the Bank an application for project occupants in the form currently in use by the Authority and a copy of the lease. Leasing, subleasing or an assignment of leases that would affect the excludability of interest paid on the Bonds from Federal gross income taxation under the Code or that would impair the ability of the Borrower to operate or cause the Project Facilities to be operated as an authorized project under the Act, shall not be permitted. The Authority may review the proposed lease and application to determine if it tends to further the public purposes for which the Authority was created, and if the Authority determines that the lease would not promote these purposes, it may disapprove the proposed lease.

          In making the determination described above, the Authority may consider, among other criteria, (i) if the proposed occupancy complies with the conditions specified in the Act for the Authority's assistance to "projects" as defined in the Act; (ii) if the proposed occupancy is consistent with the provisions respecting tax-exempt qualified small issue bond financings set forth in
Section 144 of the Code; and (iii) if the proposed lease will result in the loss of employment for a substantial number of New Jersey workers by reason of relocating the business of the lessee from one part of the State to another or for any other reason.

          If the Authority fails to deliver notice of either approval or disapproval of a proposed lease within twenty (20) days from the day the Authority receives a proposed lease, including all of the information identified above and such other information as the Authority may reasonably require, the proposed lease shall be deemed to be approved by the Authority; provided further that the Borrower shall still be required to obtain the affirmative consent of the Bank. The Borrower shall promptly send a copy of each executed lease to the Authority and the Bank.

          Section 5.15. Inspection of the Project Facility. The Borrower agrees that the Authority and the Bank, and their duly authorized agents or representatives shall have the right, at all reasonable times and upon prior reasonable notice, to enter upon and to examine and inspect the Project Facility. The Authority, the Trustee and the Bank, and their respective officers and agents shall also be permitted, at all reasonable times and upon prior notice, to examine the books and records of the Borrower with respect to the Project Facility, to discuss its affairs, finances and accounts with any of its officers or directors and to make copies or abstracts thereof.

          Section 5.16. Relocation of the Project Facilities. The Borrower covenants and agrees that during the term of this Loan Agreement it will not relocate the Project Facility or a substantial number of its employees to another location either within or without the State without first obtaining the prior express written consent of the Authority and the Bank.

          Section 5.17. Annual Certificate. On each anniversary date of the Loan, the Borrower shall furnish to the Authority, the Bank, and the Trustee the following:

               (a) A certificate indicating whether or not the Borrower is aware of any condition, event or act which constitutes an Event of Default, or which would constitute an Event of Default with the giving of notice or the passage of time, or both, under any of the Loan Documents.

               (b) A written description of the present use of the Project Facilities, including a report from every entity that leases or occupies space at the Project Facilities and the number of persons employed by the lessee, as applicable, and a description of any anticipated material change in the use of the Project Facilities or in the number of employees employed at the Project Facilities.

               (c)  The Borrower shall also furnish to the
Authority upon request, which request shall not be made more frequently than once a year, an employment report on a form to be supplied by the Authority.

          Section 5.18. Aggregate Limit. The Borrower shall not allow the aggregate face amount of any outstanding issue or issues of tax-exempt facility-related bonds within the meaning of Section 144(a)(10)(B) of the Code (including the face amount of the Bonds) allocable to any Test-Period Beneficiary (not including as outstanding any issue which is to be redeemed from the Net Proceeds of any such issue) to exceed $40,000,000.

           Section 5.19.  Brokerage Fee.  The Authority and the
Bank shall not be liable to the Borrower for any brokerage fee, finders fee, or loan servicing fee and the Borrower shall hold the Authority harmless from any such fees or claims.

          Section 5.20.  Intentionally Omitted.

          Section 5.21. Payment of Compensation and Expenses of Trustee and Placement Agent. Except to the extent payment is otherwise provided from the Acquisition Fund, the Borrower will pay the Trustee's (and any other paying agent's or authenticating agent's) reasonable compensation and expenses under the Indenture, including, but not limited to, reasonable attorneys' fees and all costs of redeeming Bonds thereunder. The Borrower will also pay the reasonable compensation of the Placement Agent for the performance of its duties and services under the Placement Agreement.

          Section 5.22. Payment of Authority's Fees and Expenses. Except to the extent payment is provided from the Acquisition Fund, the Borrower will pay the Authority's standard administration fee and all reasonable expenses (other than day-to-day operating expenses of the Authority), including legal fees, incurred by the Authority in connection with the issuance of the Bonds and the performance by the Authority of its functions and duties under this Agreement and the Indenture. The Authority's standard administration fees in respect of this Agreement is $25,000 payable upon the execution and delivery of this Agreement.

         Section 5.23. Indemnity Against Claims. In the exercise of the powers of the Authority, the Bank, or the Trustee hereunder, including (without limiting the foregoing) the application of moneys, the investment of funds and disposition of the Project Facilities upon the occurrence of an Event of Default, neither the Authority, the Bank, the Trustee nor their members, directors, officers, employees or agents shall be accountable to the Borrower for any action taken or omitted by any of them in good faith and with the belief that it is authorized or within the discretion or rights or powers conferred hereunder or under the Indenture. The Authority, the Bank, the Trustee and their members, directors, officers, employees and agents shall be protected in acting upon any paper or document believed to be genuine, and any of them may conclusively rely upon the advice of counsel and may (but need not) require further evidence of any fact or matter before taking any action. No recourse shall be had by the Borrower for any claims based hereon or on the Indenture against any member, director, officer, employee or agent of the Authority, the Bank, or the Trustee alleging personal liability on the part of such person unless such claims are based upon the bad faith, fraud, deceit, gross negligence or willful misconduct of such person. As such, the Borrower shall indemnify and hold harmless the Authority, any person who "controls" the Authority within the meaning of Section 15 of the Securities Act of 1933, as amended, the Bank, the Trustee and each member, director, officer, employee, attorney and agent of the Authority, the Bank or the Trustee (collectively the "Indemnified Parties") against any and all claims, losses, damages or liabilities, joint and several, to which the Indemnified Parties become subject, insofar as such losses, claims, damages or liabilities (including all costs, expenses and reasonable counsel fees incurred in investigating or defending such claim) (or actions in respect thereof) suffered by any of the Indemnified Parties caused by, relating to, arising directly or indirectly out of, resulting from or in any way connected to the Project Facility or the Project or are based upon any other act or omission in connection with (a) the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, financing or sale of the Project Facility or any part thereof; or (b) any untrue statement of a material fact contained in information submitted or to be submitted to the Indemnified Parties by the Borrower with respect to the transactions contemplated hereby; or (c) any omission of a material fact necessary to be stated therein in order to make such statement to the Indemnified Parties not misleading or incomplete unless the losses, damages or liabilities arise from the gross negligence or willful misconduct of the person to be indemnified. In the event any claim is made or action brought against an Indemnified Party, except for claims or actions brought which arise from the gross negligence or willful misconduct of any such person, the

Indemnified Party may direct the Borrower to assume the defense of the claim and any action brought thereon and pay all reasonable expenses (including attorneys' fees) incurred therein; or such Indemnified Party may assume the defense of any such claim or action, the reasonable cost (including attorneys' fees) of which shall be paid by the Borrower upon written request of the Indemnified Party to the Borrower, provided, that if the Authority, the Bank or the Trustee assumes such defense, no settlement of any such claim or action shall be made without the consent of the Borrower, which consent shall not be unreasonably withheld. The Borrower may engage its own counsel to participate in the defense of any such action. The defense of any such claim shall include the taking of all actions necessary or appropriate thereto. The Borrower shall not be liable for any settlement of any such action effected without Borrower's consent, but if settled with the consent of the Borrower, or if there is a final judgment for the claimant on any such action, the Borrower agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

          The indemnification provisions of this Section 5.23 shall survive the termination of this Loan Agreement and the other Loan
Documents.

          Section 5.24. Damage to or Condemnation of Project Facilities. In the event of damage, destruction or condemnation of part or all of the Project Facilities, the Borrower shall notify the Trustee and the Bank not later than five (5) days after the occurrence of such event (the "Initial Notice") and the following provisions shall apply:

               (a) In the event of any partial damage, destruction or condemnation of the Project Facilities in an amount aggregating less than $5,000,000, the Borrower shall apply the proceeds from any payment or award related thereto to reconstruct, repair or restore the Project Facility to a substantially equivalent condition or value existing immediately prior to such event or to a condition of at least an equivalent value in accordance with the provisions of Section 407 of the Indenture.

               (b) In the event the Borrower shall not or shall fail to commence to repair, replace or reconstruct the Project Facility within sixty (60) days after the Initial Notice to the Trustee and the Bank when such proceeds aggregate less than $5,000,000 or in the event such proceeds exceed in the aggregate $5,000,000, the Bank shall have the option to (i) apply such proceeds to the costs of repair, reconstruction and restoration of the Project Facilities to a substantially equivalent condition or value existing immediately prior to such event or to a condition of at least an equivalent value, in which case such funds shall be deposited with the Trustee in the Acquisition Fund in accordance with Section 407 of the Indenture; or (ii) use such proceeds to reduce any outstanding principal balance of unreimbursed draws under the Letter of Credit and remit the balance to the Borrower; or (iii) retain such proceeds (up to the amount of the Borrower's obligations to the Bank under the Letter of Credit and the documents executed in connection therewith) as cash collateral for the Borrower's obligations under the Letter of Credit; or (iv) redeem Bonds from moneys from the Letter of Credit pursuant to
Section 301(b) of the Indenture and apply the amount of such net proceeds of any insurance, casualty or condemnation award to reimburse the Bank for any draw on the Letter of Credit, but only to the extent of any such proceeds. The Bank shall notify the Trustee and the Borrower in writing of its election within seventy
(70) days after the Initial Notice from the Borrower of such event.

               (c) Funds disbursed to pay the cost of repair, reconstruction and restoration of the Project Facilities shall be paid in accordance with the Bank's standard construction loan disbursement conditions and requirements and as set forth in the Reimbursement Agreement and in accordance with Section 3.3 hereof and Section 408 of the Indenture.

               (d) the Borrower shall cooperate and consult with the Bank in all matters pertaining to the settlement or adjudication of any insurance claims and all claims and demands for damages on account of any taking or condemnation of the Project Facility or pertaining to the settlement, compromising or arbitration of any claim on account of any damage or destruction of the Project Facility. In no event shall the Borrower voluntarily settle, or consent to the settlement of, any insurance claim equal to or greater than $2,500,000 with relation to the Project Facility or any proceedings arising out of any condemnation of the Project Facility without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

               (e) Damage to, destruction of or condemnation of all or a portion of the Project Facilities shall not terminate the Agreement, or cause any abatement of or reduction in the payments to be made by the Borrower or otherwise affect the respective obligations of the Authority or the Borrower, except as set forth in this Loan Agreement.

          Section 5.25. Prohibition of Liens. The Borrower shall not create, or suffer to be created by any other person any lien or charge upon the Acquisition Fund or the Project Facilities or any part thereof or upon the rents, contributions, charges, receipts or revenues therefrom, without the consent of the Authority and the

Bank, provided that nothing in this Agreement shall limit the right of the Borrower to enforce payments from the Acquisition Fund pursuant to Section 408 of the Indenture. The Borrower further agrees to pay or cause to be discharged or make adequate provision to satisfy and discharge, within thirty (30) days after the same shall become due, any such lien or charge and also all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon the Acquisition Fund, the Project Facilities or any part thereof or the revenues or income therefrom. Nothing in this Section shall require the Borrower to pay or cause to be discharged or make provision for any such lien or charge so long as the validity thereof shall be diligently contested in good faith and by appropriate proceedings so long as the Acquisition Fund, the Project Facilities or any part thereof are not subject to loss or forfeiture. The Authority shall cooperate with the Borrower in any such contest and shall cooperate with the Borrower with respect to obtaining any necessary releases of liens or other encumbrances on the Project Facilities.

          Section 5.26. Financing Statements. The Borrower shall, at the Borrower's own expense, cause financing statements under the New Jersey Uniform Commercial Code to be filed in the places required by law in order to perfect the security interests created or contemplated by Section 4.3 hereof naming the Bank as secured party. From time to time, as reasonably requested by the Holder of any Bond, but not more often than once each year, the Borrower shall furnish to the Trustee an opinion of counsel setting forth what actions, if any, should be taken by the Borrower to preserve such security interest and/or the Trustee to preserve the right, title and interest of the Trustee in and to the trust estate created under the Indenture. The Borrower shall execute and file or cause to be executed and filed all further instruments as shall be required by law to preserve such security interest, and shall furnish satisfactory evidence to the Trustee and the Bank of the filing and refiling of such instruments.

          Section 5.27. Change in Nature of Corporate Activities. The Borrower shall not make any material change in the nature of its corporate activities; provided that this covenant shall not prevent the Borrower from engaging in additional corporate activities not otherwise prohibited by this Agreement, the Code or the Act.

          Section 5.28. Notice and Certification With Respect to Bankruptcy Proceedings. The Borrower shall promptly notify the Trustee and the Bank in writing of the occurrence of any of the following events and shall keep the Trustee and the Bank informed of the status of any petition in bankruptcy filed (or bankruptcy or similar proceeding otherwise commenced) against the Borrower: (i) application by the Borrower for or consent by the Borrower to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, or (ii) is not generally paying its debts as they become due, or (iii) general assignment by the Borrower for the benefit of creditors, or (iv) adjudication of the Borrower as a bankrupt or insolvent, or (v) commencement by the Borrower of a voluntary case under the United States Bankruptcy Code or filing by the Borrower of a voluntary petition or answer seeking reorganization of the Borrower, an arrangement with creditors of the Borrower or an order for relief or seeking to take advantage of any insolvency law or filing by the Borrower of an answer admitting the material allegations of an insolvency proceeding, or action by the Borrower for the purpose of effecting any of the foregoing, (vi) if without the application, approval or consent of the Borrower, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Borrower an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or of all or any substantial part of its assets, or other relief in respect thereof under any bankruptcy or insolvency law.

          Except where expressly provided to the contrary, all covenants in this Article shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or default if such action is taken or condition exists.

          Section 5.29. Rebate Covenant. The Borrower shall calculate or cause to be calculated the rebate requirement and shall pay to the Trustee at such times as required under the Code an amount equal to the rebate requirement for deposit by the Trustee into the Rebate Fund. To the extent the amounts on deposit in the Rebate Fund as of any date of computation are not sufficient to meet the rebate requirement, the Borrower shall immediately pay the amounts necessary to the Trustee for deposit in the Rebate Fund in accordance with the provisions of Section 413 of the Indenture.

          Section 5.30. Continuing Disclosure. The Borrower shall provide or cause to be provided by the Corporate Guarantor all of the information described in Section 515 of the Indenture relating to compliance with the provisions of Rule 15c2-12(b)(5) of the Securities and Exchange Commission.

                           ARTICLE VI

                 EVENTS OF DEFAULT AND REMEDIES

          Section 6.1. Events of Default; Acceleration. Each of the following events is hereby defined as, and is declared to be and to constitute, an "Event of Default" hereunder:

          (a) Failure by the Borrower to make or cause to be made any payment required to be made under Section 4.2 or 4.4 on or before the date the same is due; or

          (b) Failure or refusal by the Borrower to observe or comply with any of its other covenants hereunder and such failure or refusal shall continue for a period of ninety (90) days after written notice thereof has been given to the Borrower and the Letter of Credit Issuer by the Authority or the Trustee; provided that (i) if such failure is of such nature that it can be corrected but not within ninety (90) days, it will not be an Event of Default so long as prompt corrective action is instituted and is diligently pursued and the Letter of Credit Issuer consents to such extension or is not required to consent thereto pursuant to the Reimbursement Agreement, which consent may not be unreasonably withheld, and (ii) if such failure results in the interest on the Bonds becoming subject to Federal income taxation and the Bonds are redeemed as a result thereof in accordance with their terms, such failure shall not constitute an Event of Default, and provided further, however, that failure of the Borrower to comply with the covenant contained in Section 5.31 hereof shall not constitute an Event of Default; or

          (c) The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, or (ii) admit in writing its inability to pay its debts generally as they become due, or (iii) make a general assignment for the benefit of creditors, or (iv) be adjudicated a bankrupt or insolvent, or (v) commence a voluntary case under the United States Bankruptcy Code, or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief, or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of the Borrower, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Borrower an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) remain unvacated, undismissed, undischarged, unstayed or unbonded for a period of ninety (90) days; or

          (d) For any reason the Bonds are declared due and payable by acceleration in accordance with Section 902 of the Indenture; or

          (e) If the Trustee receives written notice from the Letter of Credit Issuer that an Event of Default as defined in the Reimbursement Agreement has occurred and is continuing and directing the Trustee to accelerate the Bonds; or

          (f) If the Trustee receives written notice from the Letter of Credit Issuer following a drawing under the Letter of Credit for interest on Bonds which remain Outstanding after the application of the proceeds of such drawing, that the Letter of Credit will not be reinstated with respect to such interest; or

          (g) The transfer of title to or possession of the Project Facilities or any part thereof (in one or more transactions) for any reason without prior express written consent of the Authority and the Bank as provided in Section 5.14 hereof;
or

          (h) The voluntary close of business or voluntary cessation of operations of the Borrower at the Project Facilities for a continuous period in excess of one-hundred twenty (120) days; or

          (i) Any material misrepresentation or warranty by or on behalf of the Borrower contained in this Agreement or in any report, certificate, financial instrument or other instrument furnished in connection with the Loan Agreement shall prove to be false or misleading;

then and in each and every such case the Trustee, upon receipt of written notice or actual knowledge, as the case may be, by notice in writing to the Borrower, may, in accordance with the Indenture, with the consent of the Letter of Credit Issuer, so long as the Letter of Credit is still in effect and the Letter of Credit Issuer has not defaulted in its obligations thereunder, if such Event of Default has not been cured and shall, at the direction of the

Letter of Credit Issuer so long as the Letter of Credit is in effect and the Letter of Credit Issuer has not defaulted in its obligations thereunder, declare all sums which the Borrower is obligated to pay under this Loan Agreement to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Loan Agreement contained to the contrary notwithstanding. In case the Trustee shall have proceeded to enforce any right under this Loan Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Borrower, the Authority and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Authority and its assignee or the Trustee shall continue as though no proceeding had been taken.

          Section 6.2.  Remedies on Default; Suit Therefor.

          (a) The Borrower covenants that, in case it shall fail to pay or cause to be paid any sum payable by or on behalf of the Borrower under Section 4.2 or 4.4 as and when the same shall become due and payable, whether at maturity or by acceleration or otherwise, or in the event the Authority or the Letter of Credit Issuer declares an Event of Default then, upon demand of the Trustee, the Borrower will pay to the Trustee the whole amount of the Loan that then shall have become due and payable under such Sections; and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including a reasonable compensation to the Trustee, its agents and counsel, and any reasonable expenses or liability incurred by the Authority or the Trustee or the Letter of Credit Issuer. In case Borrower shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered, as more particularly set forth in the Indenture, to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Borrower and collect in the manner provided by law out of the property of the Borrower the moneys adjudged or decreed to be payable.

          (b) In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Borrower under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the benefit of the creditors or the property of the Borrower, the Trustee shall be entitled and empowered as more particularly set forth in the Indenture, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of the Loan, including interest owing and unpaid in respect thereof, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Authority or the Trustee, and to pay to the Authority or the Trustee any amount due it for reasonable compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

          (c) In addition to the above remedies, if the Borrower commits a breach, or threatens to commit a breach of this Agreement, the Authority shall have the right and remedy, without posting bond or other security, to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Authority and that money damages will not provide an adequate remedy therefor.

          Section 6.3. No Remedy Exclusive. No remedy herein conferred or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power occurring upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Trustee to exercise any remedy reserved to either of them in this Article, it shall not be necessary to give notice, other than such notice as may be required in this Article.

          Section 6.4. Agreement to Pay Attorneys' Fees and Expenses. In the event the Borrower should default under any of the provisions of this Loan Agreement and either the Authority, the Trustee or the Bank shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or for the enforcement or performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Authority, the Trustee or the Bank the reasonable fees of such attorneys and such other expenses so incurred by the Authority, the Trustee or the Bank whether or not suit be brought.

          Section 6.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Loan Agreement should be breached by any party and thereafter waived by any other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

          Section 6.6. Other Remedies. Whenever all sums which the Borrower is obligated to pay under this Agreement shall have been declared to be immediately due and payable, the Trustee, as assignee of the Authority, shall be entitled to any one or more of the remedies as set forth in Article IX of the Indenture and any such power may be exercised from time to time as often may be deemed expedient.

          Section 6.7. Waiver. The Borrower expressly waives any right of redemption on or after the date of foreclosure with respect to the Project Facilities that it may otherwise have under the laws of the State. The Borrower hereby waives and relinquishes the benefits of any present or future law exempting the Project Facilities from attachment, levy or sale on execution, or any part of the proceeds arising from the sale thereof, and all benefits of stay of execution or other process.

          Section 6.8. Rights of the Bank. So long as (a) the Letter of Credit is in full force and effect and there is no default thereunder and (b) the Bank has not improperly refused or failed to honor a payment request under the Letter of Credit, the Bank shall have the sole right and power to take, make, give or withhold any consent to any amendment, substitution or release of any of the Mortgage, the Assignment of Leases or the property subject to the lien or interests created therein and (except for the right of the Authority to declare an Event of Default and to exercise its other remedies hereunder) to exercise all rights and remedies provided for herein, in the Indenture, or in the other Loan Documents with respect to the Collateral.

                           ARTICLE VII

                          MISCELLANEOUS

          Section 7.1. Limitation of Liability of Authority. In the event of any default by the Authority hereunder, the liability of the Authority to the Borrower shall be enforceable only out of its interest in the Project Facilities and under this Agreement and there shall be no other recourse for damages by the Borrower against the Authority, its officers, members, agents and employees, or any of the property now or hereafter owned by it or them.

          Section 7.2. Severability. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in order to effect the provisions of this Agreement.

          Section 7.3.  Successors and Assigns.

               (a) The provisions of the Loan Documents shall be binding upon and inure to the benefit of the parties thereto and their respective successors and permitted assigns, except that the Borrower or Corporate Guarantor may not assign the Commitment and the other Loan Documents or any of its obligations, liabilities, rights or benefits thereunder without the prior written consent of the Bank, which the Bank may withhold in its absolute discretion.

               (b) Without limiting any other rights of the Bank under applicable law, the Bank may at any time grant to one or more banks or other institutions or entities participating interests in the credit facility made or to be made to the Borrower under the Loan Document.

          Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, and the terms "Authority", "Borrower" and "Trustee" shall, where the context requires, include the respective successors and assigns of such persons. No assignment pursuant to this Section shall release the Borrower from its obligations under this Agreement.

          Section 7.4.  Enforcement of Certain Provisions by the
Bank. The Bank is hereby explicitly recognized as a third party beneficiary of this Agreement.

          Section 7.5. Amendments, Etc. No amendment, modification, termination or waiver of any provision of the Loan Documents, and no consent to any departure therefrom by the Borrower or the Corporate Guarantor or any other party thereto, shall in any event be effective unless the same shall be in writing and signed by the Bank and the Trustee, as assignee of the Authority, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; however, the financial covenants contained in the Reimbursement Agreement and the Guaranty Agreement may be amended with the prior written consent of the Bank and the consent of the Authority, the Trustee and the Bondholders thereto shall not be required. No notice to or demand on the Borrower or the Corporate Guarantor in any case shall entitle the Borrower or the Corporate Guarantor to any other or further notice or demand in similar or other circumstances.

          Section 7.6. Execution in Counterparts. This Loan Agreement and the other Loan Documents may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which (taken together) shall constitute one and the same agreement.

          Section 7.7. Governing Law. This Loan Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State (without giving effect to principles of conflicts of law), except to the extent that the perfection and enforcement of any lien are required to be governed by the law of the State in which the property subject to such lien is located.

          Section 7.8. No Warranty of Condition or Suitability by Authority. The Authority makes no warranty, either express or implied, as to the condition of the Project Facilities or any part thereof or that they will be suitable for the Borrower's purposes or needs. The Borrower acknowledges and agrees that the Authority is not a dealer in property of such kind, and that the Authority has not made, and does not hereby make, any representation or warranty or covenant with respect to the merchantability, fitness for a particular purpose, condition or suitability of the Project Facilities in any respect or in connection with or for the purposes and uses of the Borrower or its tenants.

          Section 7.9. Adjustments and Additional Costs. The Borrower agrees to pay all charges and costs which are required and whenever required in connection with the Authority's acquisition of the Project Facilities and in connection with the conveyance of the Project Facilities from the Authority to the Borrower.

          Section 7.10. Reasonable Consent. Any and all consents required to be given, pursuant to this Loan Agreement or any of the Loan Documents, by the Authority, the Bank, or the Trustee shall be based on a reasonable standard other than when the Trustee is acting upon the direction of any of the parties pursuant to any of the Loan Documents, except that any consent to any sale, transfer, other lien or encumbrance on the Collateral shall be in the sole discretion of the Bank.

          Section 7.11. Amounts Remaining in Bond Fund or Acquisition Fund. It is agreed by the parties hereto that any amounts remaining in the Bond Fund or Acquisition Fund, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and of the fees, charges and expenses of the Trustee and the Authority in accordance with the Indenture, shall upon release of the Indenture pursuant to Section 1101 thereof, be paid first by the Trustee to the Bank to the extent of any unreimbursed drawings under the Letter of Credit, or any other obligations owing by the Borrower to the Bank under the Reimbursement Agreement and any remaining moneys shall belong to and be paid to the Borrower by the Trustee as overpayment of the Loan.

          Section 7.12. Receipt of Indenture. The Borrower hereby acknowledges that it has received an executed copy of the Indenture and is familiar with its provisions, and agrees that it will take all such actions as are required or contemplated of it under the Indenture to preserve and protect the rights of the Trustee and of the Bondholders thereunder and that it will not take any action which would cause a default thereunder. Any redemption of Bonds prior to maturity shall be effected as provided in the Indenture. The Borrower agrees to comply with the provisions of Section 702 of the Indenture.

          Section 7.13.  Headings.  The captions or headings in
this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

          Section 7.14. Waiver of Jury Trial. The Borrower hereby waives any and all rights that it may now or hereafter have under the laws of the United States of America or any state, to a trial by jury of any and all issues arising either directly or indirectly in any action or proceeding between the Authority, the Trustee or the Bank or their successors and assigns, out of or in any way connected with the Loan and the other Loan Documents. It is intended that said waiver shall apply to any and all defenses, rights, and/or counterclaims in any action or proceeding.

          Section 7.15. Integration; Entire Agreement. This Loan Agreement and the other Loan Documents and other instruments and documents to be delivered hereunder and thereunder, are intended by the parties hereto and thereto to be an integrated contract, which together contain the entire understandings of the parties with respect to the subject matter contained herein. This Loan Agreement and the other Loan Documents supersede all prior agreements and understandings between the parties with respect to such subject matter, whether written or oral.

          Section 7.16. Survival of Agreements. All agreements, covenants, representations and warranties made herein shall survive the delivery of the Letter of Credit.

          Section 7.17. Addresses for Notices, Etc.. All notices requests, demands, directions and other communications provided for hereunder or under any other Loan Document shall be sufficient if made in writing and delivered personally (including by Federal Express or other recognized courier), if mailed by certified mail, return receipt requested, or if telecopied, to the applicable party at the addresses indicated below:

               If to the Authority:

               New Jersey Economic Development Authority
               Capital Place One
               CN  990
               200 South Warren Street
               Trenton, New Jersey  08625
               Attention:  Executive Director
               Telecopier Number:  (609) 633-7751

               If to the Borrower:

               Burlington Coat Factory Warehouse
                of New Jersey, Inc.
               1830 Route 130
               Burlington, New Jersey  08016
               Attention:  Chief Accounting Officer
               (telecopies sent to (609) 387-7071)

               - with duplicate copies to-

               Paul C. Tang, Esq., general counsel,
               at the above address and telecopier number

                               and

               Burlington Coat Factory Warehouse Corporation

               1830 Route 130
               Burlington, New Jersey  08016
               Attention:  President
               (telecopies sent to (609) 387-9011)

               If to the Bank:

               First Fidelity Bank, N.A.
               123 South Broad Street - PMB006
               Philadelphia, Pennsylvania  19109
               Attention:  Stephen H. Clark, Vice President
               Telecopier Number:  (215) 985-8793

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of the Loan Documents. All notices, requests, demands, directions and other communications shall (if delivered personally) be effective when delivered or (if mailed) three (3) days after having been deposited in the mail, addressed as aforesaid.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed and delivered as of the date first written above.

[SEAL]                             NEW JERSEY ECONOMIC
                                   DEVELOPMENT AUTHORITY
ATTEST:


                                   By:___________________
FRANK T. MANCINI, JR.,                CAREN S. FRANZINI,
Assistant Secretary                   Executive Director

ATTEST:                            BURLINGTON COAT FACTORY
                                   WAREHOUSE OF NEW JERSEY, INC.


                                   By:___________________
ROBERT L. LAPENTA, JR.,               MARK A. NESCI,
Assistant Secretary                   Vice President

                            EXHIBIT A


                      Premises Description

          ALL THAT CERTAIN tract or parcel of land and premises situate, lying and being in the Township of Burlington, County of Burlington and State of New Jersey, bounded and described as follows:

          COMMENCING at a monument in the Southeasterly right-of-way line of U.S. State Highway Route 130 (103 feet wide), said monument being on the Municipal boundary line between the Township of Florence and the Township of Burlington in the County of Burlington, State of New Jersey and corner to Block 160.01, Lot
1.01 in the Township of Florence and running;

          (1) along said Municipal boundary line (being the same as the line of said Lot 1.01), South 05 degrees 56 minutes 01 seconds East, 1,722.05 feet to a monument on said Municipal boundary line and common corner to Block 160.01, Lots 1.01 and 5.01 in the Township of Florence and Block 147, Lot 6 in the Township of Burlington; thence

          (2) along said Lot 6, Block 147, South 88 degrees 56 minutes 58 seconds West, 259.53 feet to a monument corner to same; thence

          (3) still along said Lot 6, South 87 degrees 42 minutes 19 seconds West, 1,203.81 feet to a monument in the line of Block
147, Lot 12, Township of Burlington; thence

          (4) along said Lot 12, North 02 degrees 26 minutes 36 seconds East, 1,339.17 feet to a monument corner to said Lot 12 in the Southeasterly right-of-way line of U.S. State Highway Route
130; thence

          (5) along said Southeasterly right-of-way line, North 70 degrees 46 minutes 50 seconds East, 1,299.66 feet to the point and place of beginning.

          CONTAINING within said bounds 47.348 acres.

          BEING shown and designated as Lot 7, Block 147, Plate 30 on the current Tax Map of the Township of Burlington.

          BEING the same land and premises which became vested in Burlington Coat Factory Warehouse of New Jersey, Inc., a New Jersey Corporation by the following:

                                    A-1
                                                              Page 130


                      EXHIBIT A (continued)

                      Premises Description


          (a)  As to part by Deed from Blue Grass Lawn Farms, a
Partnership by John J. Gunn and Doris S. Gunn, his wife, sole partners, dated December 31, 1985, recorded January 2, 1986 in Deed Book 3122 page 159.

          (b)  As to part by Deed from James C. Workman and Dorothy
H. Workman, his wife, dated December 30, 1985, recorded January 2, 1986 in Deed Book 3122 page 164.

          ALSO BEING the same land and premises which became vested in Burlington Coat Factory Warehouse of New Jersey, Inc., a New Jersey Corporation by Deed from Burlington Coat Factory Warehouse of New Jersey, Inc., a New Jersey Corporation, dated December 31, 1985, recorded January 2, 1986 in Deed Book 3122 at page 168, and corrected by a Deed of Correction dated February 13, 1987, recorded June 12, 1987 in Deed Book 3421 at page 181.

                            EXHIBIT B


                Description of Project Facilities

          The 46.779 acres of land and an approximately 450,000 square foot building situate thereon located at 1830 Route 130, Township of Burlington, County of Burlington, New Jersey which houses the national distribution center for Borrower's products, including the administrative functions of Borrower and the equipment in such building consisting of conveyor systems, rolling racks and automated machinery and a parking area adjacent to such facility.

                                       Requisition Ref. No. _____


                            EXHIBIT C

            NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
(BURLINGTON COAT FACTORY WAREHOUSE OF
NEW JERSEY, INC. - 1995 PROJECT)

                  REQUISITION REF. NO. _______

          I, the undersigned _________________ [insert title] of Burlington Coat Factory Warehouse of New Jersey, Inc. (the "Borrower"), DO HEREBY CERTIFY that I am an Authorized Borrower Representative duly designated by the Borrower to execute and deliver this certificate on behalf of the Borrower. I DO HEREBY FURTHER CERTIFY pursuant to and in accordance with the terms of a Loan Agreement between the New Jersey Economic Development Authority (the "Authority") and the Borrower, dated as of ___________, 1995 (the "Loan Agreement") as follows:

          1.  This requisition is Requisition No. _______.

          2. The name and address of the person, firm or corporation to whom payment is due is:

               ____________________________
               ____________________________
               ____________________________

          [If such payment is to be made to the Borrower for a reimbursable advance, insert the name and address of the person, firm or corporation to whom such advance was made together with proof of payment by the Borrower.]

          3. The amount to be paid to such person, firm or corporation named in paragraph (2) above is $______________.

          4. Each obligation, item of cost or expense mentioned herein has been properly incurred, is a Proper Charge against the Acquisition Fund, is unpaid or unreimbursed, and has not been the basis of any previously paid requisition.

                                   Requisition Ref. No. _________


          5. If such payment is a reimbursement to the Borrower for costs or expenses incurred by reason of work performed or supervised by officers or employees of the Borrower or any of its affiliates, such amount mentioned herein to be paid does not exceed the actual cost thereof to the Borrower or any of its affiliates.

          6. No uncured Event of Default has occurred under the Loan Agreement or the Indenture.

          7. The Borrower has received no written notice of any lien, right to lien or attachment upon, or other claim affecting the right to receive payment of, any of the moneys payable under this Requisition to any of the persons, firms or corporations named herein, or if any of the foregoing has been received, it has been released or discharged or will be released or discharged upon payment of this Requisition.

          Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan
Agreement.

DATED:                        BURLINGTON COAT FACTORY WAREHOUSE
                              OF NEW JERSEY, INC.


                              __________________________________
                              AUTHORIZED BORROWER REPRESENTATIVE
                              Name:
                              Title:


          The undersigned, on behalf of First Fidelity Bank, National Association hereby approves the above Requisition.

DATED:                        FIRST FIDELITY BANK, NATIONAL
                              ASSOCIATION



                              _________________________________
                              AUTHORIZED BANK REPRESENTATIVE
                              Name:
                              Title:


                                 C-2

                                                            Page 134

                             EXHIBIT D


             Description of Machinery and Equipment

Belt Roller System, including:

          Store Dump
          Cross Dock
          Flatwear Processing
          Hanging Opening
          Empty Tote System
          Store Jump
          Flatwear Processing
          Shipping System
          Trash Conveyors
          Sorter Platform
          Case Sealer
          Automatic Sealer
          Recirculation Loop

Rail System including:

          Monorail PS-1
          Monorail PS-2
          Monorail PS-4
          Monorail PS-5
          Monorail PS-6
          Monorail PS-7
          Free Rail System
          Mezanine Structure

CSC 2000 Tilt Tray Flat Sorter:

          6 induction stations for merchandisers
          1 auto induction for carton packing
          324 Store Parking Chutes

HLS 6000 - 105 Hanging Garment Sorter:

          1 Semi automatic induction for merchandiser
          254 Store parking locations

                            EXHIBIT E

                 FORM OF COMPLETION CERTIFICATE



New Jersey Economic Development Authority
Capital Place One
Trenton, New Jersey 08625


          Pursuant to Section 3.4 of the Loan Agreement by and between the Authority and the Borrower dated as of August 1, 1995 (the "Loan Agreement"), the undersigned, an Authorized Borrower Representative (all undefined terms used herein shall have the same meaning ascribed to them in the Loan Agreement), as of the date hereof, certifies that:

          (i) the 1985 Project was completed as of June __, 1988;

          (ii) as of such date referenced in (i) above, the Cost of all labor, services, materials and supplies used in the 1985 Project have been paid;

          (iii) all machinery and equipment necessary for the 1985 Project has been installed to the Borrower's satisfaction; such machinery and equipment so installed is suitable and sufficient for the efficient operation of the 1985 Project for the intended purposes and all costs and expenses, if any, incurred in the acquisition and installation of such machinery and equipment have been paid;

          (iv) the 1985 Project is being operated as an authorized "project" under the Act and substantially as proposed in the Original
                    Application of the Borrower; and

          (v)       all permits, including a Certificate of
                    Occupancy, necessary for the utilization of the 1985 Project have been obtained and are in effect.


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                                                          Page 136

                                               BURLINGTON COAT FACTORY WAREHOUSE
                                               OF NEW JERSEY, INC.


                                               By:______________________________
                                                         Authorized Borrower
                                                       Representative


Dated: August 24, 1995





































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